EXHIBIT 99.1

                                       AGREEMENT AND PLAN OF REORGANIZATION

                      AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                              HARRIS SAVINGS BANK

                         HARRIS ACQUISITION CORPORATION

                                      AND

                         FIRST HARRISBURG BANCOR, INC.

            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HARRISBURG

                               TABLE OF CONTENTS

1.       REORGANIZATION AND MERGER
         (a)      Merger of Harris Acquisition and First Harrisburg
         (b)      Effective Date
         (c)      Conversion of First Harrisburg Common Stock
         (d)      Harris Common Stock
         (e)      Harris Acquisition Common Stock
         (f)      Exchange of Stock Certificates
         (g)      Stock Options, Stock Option Plans, and Related Matters
         (h)      Shareholders' Meetings
         (i)      Proxy Statement
         (j)      Cooperation, Regulatory Approvals
         (k)      First Harrisburg Liquidation
         (l)      First Federal Merger
         (m)      Dissenting Shares

2.       REPRESENTATIONS AND WARRANTIES BY HARRIS AND HARRIS
                  ACQUISITION
         (a)      Organization, Good Standing, Authority, Insurance, Etc
         (b)      Agreement, Authority, Absence of Conflicts
         (c)      Sufficient Resources
         (d)      Harris Acquisition Representations and Warranties
         (e)      Ownership of First Harrisburg Common Stock
         (f)      Full Disclosure
         (g)      CRA Compliance
         (h)      Approval by Harris Financial, MHC

3.       REPRESENTATIONS AND WARRANTIES BY FIRST HARRISBURG
                  AND FIRST FEDERAL
         (a)      Organization, Good Standing, Authority, Deposit
                           Insurance, Etc
         (b)      Capitalization, Investments
         (c)      Financial Statements and Exchange Act Reports
         (d)      Absence of Certain Developments
         (e)      Taxes
         (f)      Litigation
         (g)      Brokerage
         (h)      Properties
         (i)      Compliance with Applicable Laws
         (j)      Contracts and Commitments, Etc
         (k)      Insurance
         (l)      No Guarantees
         (m)      Examination Reports
         (n)      Agreement, Authority, Absence of Conflicts
         (o)      Reporting
         (p)      Full Disclosure
         (q)      Employee Benefit Plans
         (r)      Labor Matters
         (s)      Environmental Matters
         (t)      Proceedings
         (u)      Undisclosed Liabilities
         (v)      Financial Institutions Bond
         (w)      Repurchase Agreements
         (x)      Assumability of Leases and Contracts
         (y)      Loans
         (z)      Loan Portfolio
         (aa)     Trademarks, Trade Names
         (bb)     Accuracy of Representations
         (cc)     Absence of Questionable Payments
         (dd)     Powers of Attorney, Guarantees
         (ee)     Mortgage Banking Operations and Activities
         (ff)     CRA Compliance
         (gg)     Derivatives
         (hh)     Loan Loss Reserves

4.       ACCESS TO AND INFORMATION CONCERNING PROPERTIES,
                  RECORDS, ETC

5.       AFFIRMATIVE COVENANTS OF HARRIS
         (a)      Conduct of Business
         (b)      Preservation of Business
         (c)      Insurance
         (d)      Laws, Rules, Etc
         (e)      Best Efforts
         (f)      Notices
         (g)      Regulatory Applications

6.       AFFIRMATIVE COVENANTS OF FIRST HARRISBURG AND
                  FIRST FEDERAL
         (a)      Conduct of Business
         (b)      Preservation of Business
         (c)      Properties
         (d)      Insurance
         (e)      Contracts, Etc
         (f)      Financial Statements
         (g)      Laws, Rules, Etc
         (h)      Corporate Existence
         (i)      Notices
         (j)      Best Efforts
         (k)      Amend Corporate Documents
         (l)      Suspend Stock and Dividend Reinvestment Plans
         (m)      First Harrisburg Benefit Plans
         (n)      Good Faith Cooperative Effort to Revise Structure
         (o)      Non-permitted Activities Divestiture

7.       NEGATIVE COVENANTS OF FIRST HARRISBURG AND FIRST FEDERAL

8.       CONDITIONS TO THE OBLIGATIONS OF HARRIS, HARRIS ACQUISITION,
                  FIRST HARRISBURG, AND FIRST FEDERAL
         (a)      Approval of Shareholders
         (b)      Approval of Regulatory Agencies
         (c)      Dissenters' Rights
         (d)      Antitrust Laws
         (e)      Suits, Actions
         (f)      Statutes, Orders
         (g)      Other Requirements

9.       CONDITIONS TO THE OBLIGATIONS OF HARRIS AND
                  HARRIS ACQUISITION
         (a)      Representations, Warranties and Covenants
         (b)      Opinion of Special Counsel
         (c)      Opinion of Local Counsel
         (d)      Suit, Action, Etc
         (e)      Accountants' Comfort Letter
         (f)      Accountants' Letter
         (g)      Support Agreement
         (h)      Investment Agreement
         (i)      Tax Ruling or Opinion
         (j)      Closing Documents
         (k)      Outstanding Stock Options
         (l)      Effectiveness of Transactions
         (m)      Non-permitted Activities
         (n)      Harris Fairness Opinion

10.      CONDITIONS TO THE OBLIGATIONS OF FIRST HARRISBURG AND FIRST
                  FEDERAL
         (a)      Representations and Warranties
         (b)      Opinion of Counsel
         (c)      Suit, Action, Etc
         (d)      Deposit into Payment Fund
         (e)      First Harrisburg Fairness Opinion

11.      TERMINATION OF AGREEMENT

12.      EXPENSES

13.      CONFIDENTIALITY

14.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC

15.      CERTAIN POST-MERGER AGREEMENTS
         (a)      Employees
         (b)      Existing Employment Agreements
         (c)      Board of Directors of Harris
         (d)      Directors' Retirement Plan
         (e)      Deferred Compensation Agreements
         (f)      Indemnification and Insurance

16.      ENTIRE AGREEMENT

17.      PUBLICITY

18.      AMENDMENT AND WAIVER

19.      GOVERNING LAW

20.      COMMUNICATIONS

21.      SUCCESSORS AND ASSIGNS

22.      HEADINGS, ETC

23.      SEVERABILITY

24.      NO THIRD PARTY BENEFICIARY

25.      COUNTERPARTS

26.      FURTHER ASSURANCES

         EXHIBITS

         AGREEMENT AND PLAN OF MERGER OF
         HARRIS ACQUISITION CORPORATION
         WITH AND INTO FIRST HARRISBURG BANCOR, INC....................EXHIBIT 1

         FIRST HARRISBURG BANCOR, INC. PLAN OF LIQUIDATION
         AND DISSOLUTION...............................................EXHIBIT 2

         AGREEMENT AND PLAN OF MERGER OF FIRST FEDERAL
         SAVINGS AND LOAN ASSOCIATION OF HARRISBURG WITH
         AND INTO HARRIS SAVINGS BANK..................................EXHIBIT 3

         INVESTMENT AGREEMENT..........................................EXHIBIT 4

                      AGREEMENT AND PLAN OF REORGANIZATION



         THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter "Agreement") is dated as of November 12, 1995, by and among HARRIS SAVINGS BANK, a Pennsylvania state-chartered stock savings bank ("Harris"), HARRIS ACQUISITION CORPORATION, a Pennsylvania corporation ("Harris Acquisition"), FIRST HARRISBURG BANCOR, INC., a Pennsylvania corporation ("First Harrisburg"), and FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HARRISBURG, a federal savings and loan association and a wholly-owned subsidiary of First Harrisburg ("First Federal") (collectively sometimes referred to as the "Parties").

         WHEREAS, the respective Boards of Directors of Harris, First Harrisburg, and First Federal have approved and deem it advisable and in the best interests of their respective companies to consummate the transactions provided for in this Agreement and the exhibits hereto in the sequential order and manner provided herein and therein;

         WHEREAS, Harris shall incorporate Harris Acquisition as a Pennsylvania business corporation and capitalize Harris Acquisition with sufficient funds as Harris' wholly-owned subsidiary prior to the effectuation of the transactions contemplated by this Agreement and the exhibits thereto;

         WHEREAS, the respective Boards of Directors of Harris and First Harrisburg have approved, and deem it advisable and in the best interests of the Harris and First Harrisburg shareholders to consummate a merger of Harris Acquisition with and into First Harrisburg pursuant to the terms and subject to the conditions set forth in this Agreement and the Agreement and Plan of Merger of Harris Acquisition Corporation with and into First Harrisburg Bancor, Inc. in the form attached hereto as Exhibit 1 (the "Merger Agreement"). Such merger of Harris Acquisition with and into First Harrisburg on the terms and conditions provided in this Agreement and the Merger Agreement shall be referred to herein and therein as the "Merger".

         WHEREAS, subsequent to and immediately after the consummation of the Merger, First Harrisburg shall liquidate and dissolve in a transaction that is not taxable and has no adverse tax consequences to the Parties hereto, such liquidation and dissolution to be undertaken and effectuated pursuant to the First Harrisburg Bancor, Inc. Plan of Liquidation and Dissolution (the "First Harrisburg Plan of Liquidation") in the form attached hereto as Exhibit 2;

         WHEREAS, subsequent to and immediately after the effectiveness of the First Harrisburg Plan of Liquidation, First Federal shall merge with and into Harris in a transaction that is not taxable and has no adverse tax consequences to the Parties hereto, such merger to be undertaken and effectuated pursuant to the Agreement and Plan of Merger of First Federal Savings and Loan Association of Harrisburg with and into Harris Savings Bank (the "First Federal Merger") in the form attached hereto as Exhibit 3;

         WHEREAS, the Parties desire and intend that the Merger, the First Harrisburg Plan of Liquidation and the First Federal Merger (collectively the "Reorganization") shall be effectuated in sequential order, each contingent upon effectiveness of all, and on the same day;

         WHEREAS, as a condition to Harris' entry into this Agreement and to induce such entry, First Harrisburg is entering into the Investment Agreement (the "Option Agreement") attached hereto as Exhibit 4;

         WHEREAS, the Parties hereto intend that for federal income tax purposes, none of the transactions contemplated by this Agreement, the Merger Agreement, the First Harrisburg Plan of Liquidation, and the First Federal Merger will result in the realization or recognition of taxable income or loss to the Parties hereto under the Internal Revenue Code of 1986, as amended (the "Code"), and that for accounting purposes the collective effect of all of these transactions will be treated under the purchase method of accounting; and

         WHEREAS, the Parties desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby and governing the transactions contemplated herein.

         NOW, THEREFORE, in consideration of the premises, mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereto agree as follows:

         1. REORGANIZATION AND MERGER. Upon the terms and subject to the conditions of this Agreement, the Merger Agreement, the First Harrisburg Plan of Liquidation, and the First Federal Merger, the Reorganization is to be accomplished in the manner described herein.

                  (a) Merger of Harris Acquisition and First Harrisburg. In accordance with the provisions of this Agreement, the Merger Agreement and the laws of the Commonwealth of Pennsylvania, at the Effective Date (as hereinafter defined), Harris Acquisition shall be merged with and into First Harrisburg, the separate corporate existence of Harris Acquisition shall cease, and First Harrisburg shall continue its corporate existence as the surviving corporation of the Merger as a Pennsylvania business corporation under the name "First Harrisburg Bancor, Inc." with all the rights and powers provided to such corporation under the Pennsylvania Business Corporation Law of 1988, as amended (the "Business Corporation Law"). Also at the Effective Date, all of the outstanding shares of First Harrisburg's common stock, par value $.01 per share (the "First Harrisburg Common Stock"), except for shares held by First Harrisburg as treasury shares, shares owned by any direct or indirect subsidiary of First Harrisburg (other than shares held pursuant to the Deferred Compensation Trust Agreement dated October 16, 1992, between First Federal and an independent trustee, as amended), shares of First Harrisburg Common Stock owned by any First Harrisburg shareholder who elects to exercise dissenters' rights in accordance with Pennsylvania law ("Dissenting Shares"), and any shares owned by Harris or its parent or subsidiaries in other than a fiduciary capacity, will be converted into the right to receive Fourteen Dollars and SeventySeven Cents ($14.77) in cash per share without interest in the manner specified in Section 1(c) hereof, and each outstanding share of Harris Acquisition common stock shall be converted into one fully paid and non-assessable share of First Harrisburg Common Stock, resulting in all outstanding shares of First Harrisburg being owned by Harris at and after the Effective Date. At the Effective Date, Harris shall be the sole shareholder of First Harrisburg and First Harrisburg shall be a wholly-owned subsidiary of Harris.

                  (b) Effective Date. At the Effective Date (as hereinafter defined), the Merger shall be effected pursuant to the provisions of and with the effects provided by the Business Corporation Law, and the First Harrisburg Plan of Liquidation and the First Federal Merger shall be immediately thereafter effectuated. The Effective Date shall be the date and time of the later to occur of the acceptance for filing by the Secretary of State of the Commonwealth of Pennsylvania of articles of merger of Harris Acquisition and First Harrisburg, or such later date and time as shall be specified in such articles as agreed to by the Parties hereto, as the case may be; provided, however, that on such Effective Date, the First Harrisburg Plan of Liquidation and the First Federal Merger shall also be effectuated. Unless otherwise mutually agreed upon in writing by Harris Acquisition and First Harrisburg, upon the terms and subject to the conditions of this Agreement and the exhibits hereto, the Effective Date shall occur on or before the thirtieth (30th) calendar day following the later of (i) the receipt of all requisite regulatory approvals and the expiration of all applicable waiting periods, and (ii) the receipt of all requisite shareholder approvals, unless the Parties mutually agree to a later date. The closing of the transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m. local time at the offices of Harris on the date the Effective Date occurs, or at such other time or place as the Parties hereto shall mutually agree. At the Effective Date, Harris Acquisition shall cease to exist as a separate corporation, and First Harrisburg shall become the surviving corporation of the Merger (the "Surviving Corporation"). The Articles of Incorporation and Bylaws of First Harrisburg, as in effect immediately prior to the Effective Date, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation.

                  (c) Conversion of First Harrisburg Common Stock. Each share of First Harrisburg Common Stock issued and outstanding immediately prior to the Effective Date (other than shares of First Harrisburg Common Stock held by First Harrisburg as treasury stock, shares owned by any direct or indirect subsidiary of First Harrisburg (other than shares held pursuant to the Deferred Compensation Trust Agreement dated October 16, 1992, between First Federal and an independent trustee, as amended), shares owned by Harris or its parent or subsidiaries in other than a fiduciary capacity, and Dissenting Shares) ("Eligible Shares"), shall, by virtue of this Agreement and the Merger Agreement and without any action on the part of the holder thereof, be cancelled and converted into the right to receive Fourteen Dollars and Seventy-Seven Cents ($14.77) in cash without interest, subject to the provisions of
         Section 1(f) below (the "Merger Consideration"). In no event shall the number of Eligible Shares exceed 2,768,411 shares. The aggregate amount paid for all Eligible Shares shall be the "Aggregate Merger Consideration." In no event shall the Aggregate Merger Consideration exceed $40,889,430. Each share of First Harrisburg Common Stock held in the treasury of First Harrisburg, held by any direct or indirect subsidiary of First Harrisburg (other than shares held pursuant to the Deferred Compensation Trust Agreement dated October 16, 1992, between First Federal and an independent trustee, as amended), or held by Harris or its parent or subsidiaries in other than a fiduciary capacity immediately prior to the Effective Date shall automatically, by virtue of this Agreement and the Merger Agreement, be cancelled and retired, and shall cease to exist, without any conversion thereof into the right to receive the Merger Consideration.

                  (d) Harris Common Stock. Each share of Harris' common stock, par value $.01 per share (the "Harris Common Stock") issued and outstanding immediately prior to the Effective Date shall, on and after the Effective Date, continue to be issued and outstanding as an identical share of Harris Common Stock. Each share of Harris Common Stock issued and held in treasury of Harris as of the Effective Date, if any, shall, on and after the Effective Date, continue to be issued and held in the treasury of Harris.

                  (e) Harris Acquisition Common Stock. At the Effective Date, each issued and outstanding share of Harris Acquisition Common Stock shall be converted into one fully paid and non-assessable share of First Harrisburg Common Stock, resulting in all outstanding shares of First Harrisburg being owned by Harris at and after the Effective Date. After the Effective Date, Harris shall be the sole shareholder of First Harrisburg, and First Harrisburg shall be a wholly-owned subsidiary of Harris.

                  (f) Exchange of Stock Certificates. Certificates underlying shares of First Harrisburg Common Stock shall be exchanged for the Merger Consideration in accordance with the following procedures:

                           (i) The  transfer  agent of Harris shall act as agent
                  (the "Exchange Agent") in effecting and receiving, promptly after the Effective Date, the exchange of stock certificates (the "Certificates"), which Certificates, immediately prior to the Effective Date, represented outstanding shares of First Harrisburg Common Stock (other than those shares excluded by
                  Section 1(c) hereof), in exchange for the Merger Consideration. Upon surrender of a Certificate for exchange and cancellation together with a letter of transmittal (as described below) duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Exchange Agent shall pay to such holder, the Merger Consideration multiplied by the number of shares of First Harrisburg Common Stock formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be cancelled.

                           (ii) At the Effective  Date and until so  surrendered
                  and exchanged, each such Certificate shall represent solely the right to receive the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate representing shares of First Harrisburg Common Stock surrendered and exchanged therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer, and that the person requesting such exchange shall pay for the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of First Harrisburg Common Stock for any Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

                           (iii)  At or  prior  to the  Effective  Date,  Harris
                  Acquisition shall deposit in trust with the Exchange Agent cash in an aggregate amount equal to the product of (i) the number of shares of First Harrisburg Common Stock (other than any shares held by First Harrisburg as treasury stock, by any direct or indirect subsidiary of First Harrisburg (other than shares held pursuant to the Deferred Compensation Trust Agreement dated October 16, 1992, between First Federal and an independent trustee, as amended) or by Harris or its parent or subsidiaries in other than a fiduciary capacity, or any shares known at the Effective Date to be Dissenting Shares) and (ii) the Merger Consideration (the "Payment Fund"); provided, however, that in no such event shall the number of Eligible Shares entitled to the Merger Consideration exceed 2,768,411 shares or the Aggregate Merger Consideration exceed $40,889,430.

                           (iv) The Exchange Agent shall, pursuant to irrevocable instructions by Harris, make the payments referred to in Section 1(f) hereof out of the Payment Fund. The Payment Fund shall not be used for any purpose except as provided herein. If any First Harrisburg shareholders who initially exercised dissenters' rights lose the right to dissent because of a failure to comply with the Business Corporation Law subsequent to the Effective Date, Harris shall promptly deposit additional cash in the Payment Fund in an amount equal to the product of the number of Dissenting Shares held by such First Harrisburg shareholders multiplied by the Merger Consideration. Promptly following the date which is two years after the Effective Date, the Exchange Agent shall return to Harris all cash, Certificates and other instruments then in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate entitled to receive therefor Merger Consideration at the Effective Date may surrender such Certificate to Harris and (subject to applicable abandoned property, escheat and similar laws), receive in exchange therefor the Merger Consideration, without interest, and shall have no greater rights against Harris or Harris Acquisition than may be accorded to general creditors of Harris under applicable law. Harris shall have no liability to First Harrisburg shareholders for compliance with applicable abandoned property, escheat and similar laws.

                           (v) Within  five  business  days after the  Effective
                  Date, the Exchange Agent shall mail to each record holder of Certificates in a form reasonably satisfactory to Harris Acquisition and First Harrisburg a letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration therefor. The letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent.

                           (vi) After the Effective Date, there shall be no transfers on the stock transfer books of First Harrisburg.

                  (g) Stock Options, Stock Option Plans, and Related Matters. Immediately prior to or at the Effective Date, each holder of a then-outstanding option to purchase shares of First Harrisburg Common Stock heretofore granted under a stock option plan, program or arrangement of First Harrisburg shall have received (whether such option is then exercisable or not) in settlement thereof a cash payment from First Harrisburg in an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price under such stock option, multiplied by the number of shares of First Harrisburg Common Stock covered by such option. All such options automatically shall be deemed cancelled and of no further effect as of the Effective Date. In no event shall the amount paid by First Harrisburg in settlement of such options exceed $1,408,681 in the aggregate.

                  (h) Shareholders' Meetings. First Harrisburg shall, as soon as practicable, hold a meeting of its shareholders (the "First Harrisburg Shareholders' Meeting") to submit for shareholder approval this Agreement and the transactions contemplated hereby. An affirmative vote of at least a majority of the votes cast by all holders of First Harrisburg Common Stock entitled to vote thereon shall be required for such approval and adoption of this Agreement and the transactions contemplated thereby. First Harrisburg's directors shall recommend to its shareholders approval of this Agreement, the Merger Agreement, the Merger, and the transactions contemplated hereby and thereby, and use their best efforts to obtain such approval, in each case subject to the fiduciary duties of such directors. Harris shall, as soon as practicable, hold a meeting of its shareholders (the "Harris Shareholders' Meeting") to submit for shareholder approval this Agreement, the transactions contemplated hereby, and the First Federal Merger. An affirmative vote of at least 66 2/3% of the outstanding shares of Harris shall be required for such approval and adoption of this Agreement, the transactions contemplated hereby and the First Federal Merger. Harris' Directors shall recommend to Harris' shareholders approval of this Agreement, the Merger Agreement, the First Federal Merger, and the transactions contemplated hereby and thereby, and use their best efforts to obtain such approval, in each case subject to the fiduciary duties of such directors.

                  (i)      Proxy Statement.

                           (A) The Parties hereto will cooperate in the preparation and filing with the Securities and Exchange Commission ("SEC"), the Department of Banking of the Commonwealth of Pennsylvania ("Banking Department"), and the Federal Deposit Insurance Corporation ("FDIC"), the proxy statement to be distributed in connection with the First Harrisburg Shareholders' Meeting and the Harris Shareholders' Meeting (as amended from time to time, the "Proxy Statement") in order to consummate the transactions contemplated hereby as soon as reasonably practicable and to satisfy all applicable requirements under the Securities Exchange Act of 1934, as amended ("Securities Exchange Act"), the rules and regulations thereunder, and the rules and regulations of the Banking Department and the FDIC.

                           (B) Harris and Harris  Acquisition  will furnish such
                  information concerning Harris and Harris Acquisition as is necessary in order to cause the Proxy Statement, insofar as it relates to Harris and Harris Acquisition, to comply with
                  Section 1(i)(A) above. Harris and Harris Acquisition agree promptly to advise First Harrisburg if at any time prior to the First Harrisburg Shareholders' Meeting any information provided by it in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide First Harrisburg with the information needed to correct such inaccuracy or omission. Harris and Harris Acquisition will furnish First Harrisburg with such supplemental information as may be necessary in order to cause such Proxy Statement, insofar as it relates to Harris and Harris Acquisition, to comply with Section 1(i)(A) above after the mailing thereof to First Harrisburg shareholders.

                           (C) First  Harrisburg  will furnish Harris and Harris
                  Acquisition with such information concerning First Harrisburg on a consolidated basis as is necessary in order to cause the Proxy Statement, insofar as it relates to First Harrisburg on a consolidated basis, to comply with Section 1(i)(A) above. First Harrisburg agrees promptly to advise Harris and Harris Acquisition if at any time any information provided by it in the Proxy Statement becomes incorrect or incomplete in any material respect and to provide Harris and Harris Acquisition with the information needed to correct such inaccuracy or omission. First Harrisburg will furnish Harris with such supplemental information as may be necessary in order to cause the Proxy Statement, insofar as it relates to First Harrisburg, to comply with Section 1(i)(A) above after the mailing thereof to Harris shareholders.

                  (j) Cooperation, Regulatory Approvals. The Parties shall cooperate fully, and shall cause each of their affiliates to cooperate fully, in the preparation and submission by them, as promptly as reasonably practicable, of such notices, applications, petitions, and other documents and materials as may be required or any of them may reasonably deem necessary (or desirable) to the Board of Governors of the Federal Reserve System (the "Federal Reserve"), the Banking Department, the SEC, the FDIC, the Office of Thrift Supervision (the "OTS"), other regulatory authorities, holders of the voting shares of capital stock of First Harrisburg and Harris, and any other persons for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement and the Reorganization. Prior to the making of any such filings with any regulatory authority or the making of any written disclosures with respect to the transactions contemplated hereby to shareholders or any third person (such as mailings to shareholders or press releases), the Parties shall submit to each other the materials to be filed, mailed or released. Any such materials must be acceptable to both Harris and First Harrisburg (such acceptance not to be unreasonably withheld) prior to the filings with any regulatory authorities or the disclosures to shareholders or any third person, except to the extent that any party is legally required to proceed prior to obtaining the acceptances of the other Parties.

                  (k) First Harrisburg Liquidation. Immediately following the Merger of Harris Acquisition with and into First Harrisburg, the Surviving Corporation, First Harrisburg, shall adopt, undertake and effectuate a complete liquidation and dissolution under the First Harrisburg Plan of Liquidation.

                  (l)  First   Federal   Merger.   Immediately   following   the
         effectuation of the First Harrisburg Plan of Liquidation, First Federal shall merge with and into Harris pursuant to the First Federal Merger.

                  (m) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Dissenting Shares shall not be converted into or exchangeable for the right to receive the Merger Consideration provided in Section 1(c) hereof, unless and until the holder of such Dissenting Shares shall have lost his right to dissent under the Business Corporation Law. If such holder shall have lost such right, each of his shares of First Harrisburg Common Stock shall thereupon be deemed to have been converted into, as of the Effective Date, the Merger Consideration.

                  2. REPRESENTATIONS AND WARRANTIES BY HARRIS AND HARRIS ACQUISITION. Harris and Harris Acquisition, as applicable, represent and warrant to First Harrisburg as follows:

                  (a) Organization, Good Standing, Authority, Insurance, Etc. Harris is a Pennsylvania state-chartered stock savings bank organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Harris has all requisite corporate power and authority to conduct its business as it is now conducted, to own and operate its properties and assets and to lease properties used in its business. Harris has all requisite corporate power and authority to enter into this Agreement and the Option Agreement, and subject to obtaining any required regulatory and shareholder approvals, to perform and carry out the provisions of and all its obligations under this Agreement. Harris is a member in good standing of the Federal Home Loan Bank of Pittsburgh. All customer deposits held by Harris are insured by the Savings Association Insurance Fund ("SAIF") administered by the FDIC in accordance with the Federal Deposit Insurance Act. Harris has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

                  (b) Agreement, Authority, Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of Harris. Assuming receipt of regulatory approvals, no other corporate action on the part of Harris (other than approval by the shareholders of Harris) is necessary for Harris to authorize this Agreement or to consummate the transactions contemplated herein. This Agreement has been duly executed and delivered by Harris and, assuming due authorization, execution and delivery by First Harrisburg and First Federal, constitutes a valid and binding obligation of Harris, enforceable in accordance with its terms, except as it may be limited by bankruptcy, insolvency, receivership or similar laws, now or hereafter in effect relating to creditor's rights. The execution, delivery and consummation of this Agreement will not constitute a violation or breach or a default under the Articles of Incorporation or Bylaws of Harris, any agreement, indenture or other instrument to which Harris is a party, or, to the best knowledge of Harris, any statute, rule, regulation, order, writ, injunction, decree, or directive applicable to Harris.

                  (c) Sufficient Resources. Harris will have available at the Effective Date, available financial resources to enable it and Harris Acquisition to lawfully satisfy their obligations pursuant to this Agreement without the need to borrow funds or to raise additional equity capital, unless otherwise required after the date hereof by a regulatory agency. Prior to the Effective Date, Harris shall take all actions necessary to incorporate Harris Acquisition and to capitalize Harris Acquisition in an amount sufficient to permit Harris Acquisition to fully perform its duties and obligations as set forth herein. Harris has and will have sufficient management and financial resources to obtain the required regulatory and other approvals for the Merger and the transactions contemplated by this Agreement. On the date of this Agreement, there is no pending or, to the knowledge of Harris, threatened legal or governmental proceeding against Harris or any subsidiary or affiliate thereof, and Harris is not aware of any fact or circumstance, which would affect Harris' ability to obtain any of the required regulatory approvals or satisfy any other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement. Until Closing, Harris will promptly notify First Harrisburg if any of the representations contained in this Section 2 ceases to be true and correct.

                  (d) Harris Acquisition Representations and Warranties. Prior to the Effective Date, (i) Harris Acquisition will be a Pennsylvania business corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; (ii) Harris Acquisition will have all requisite corporate power and authority to enter into this Agreement and the Merger Agreement, and subject to obtaining any required regulatory and shareholder approvals, to carry out the provisions of and all of its obligations under this Agreement and the Merger Agreement; and (iii) the Board of Directors of Harris Acquisition shall duly and validly authorize the execution, delivery and performance of this Agreement and the Merger Agreement, which agreements shall be approved by Harris as the sole stockholder of
         Harris  Acquisition.  This  Agreement  and the  Merger  Agreement  will constitute a valid and binding obligation of Harris Acquisition enforceable in accordance with its terms, except as it may be limited by bankruptcy, insolvency, receivership or similar laws now or hereafter in effect relating to creditors' rights. The execution, delivery and consummation of this Agreement will not constitute a violation or breach or default under the Articles of Incorporation or Bylaws of Harris Acquisition, any statute, rule, regulation, order, writ, injunction, decree or other instrument or agreement to which Harris Acquisition is a party at such time. Prior to the Effective Date of the Merger, Harris Acquisition will engage only in the transactions contemplated by this Agreement and the Merger Agreement, and will have no material liabilities and will have incurred no material obligations except in connection with the performance of the transactions provided in this Agreement and in the Merger Agreement.

                  (e) Ownership of First Harrisburg Common Stock. As of the date hereof, neither Harris nor its parent or any subsidiaries of Harris directly or indirectly owns, or has any rights to acquire, any shares of First Harrisburg Common Stock, other than pursuant to this Agreement and the Option Agreement.

                  (f) Full Disclosure. None of the information with respect to Harris or any parent or subsidiary of Harris which has been furnished to First Harrisburg or First Federal or has been or will be included by Harris in the Proxy Statement, or any application to, or filing with, any regulatory authority made in connection with the transactions contemplated hereby will, at the respective time it is furnished, distributed, mailed or filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

                  (g) CRA Compliance. Harris has a satisfactory Community Reinvestment Act rating.

                  (h) Approval by Harris Financial, MHC. Harris represents that the Board of Trustees of Harris Financial, MHC has approved this Agreement and has agreed, subject to the fiduciary duty of such trustees, to vote all the shares of Harris Common Stock held by Harris Financial, MHC in favor of this Agreement at the Harris Shareholders' Meeting.

         3. REPRESENTATIONS AND WARRANTIES BY FIRST HARRISBURG AND FIRST Federal. First Harrisburg and First Federal, as applicable, represent and warrant to Harris as set forth below. For purposes of this Section 3, the terms "Material," "material" and materially" refer to those items which, in the aggregate, impact the financial position or results of operations of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole in an amount greater than a negative $700,000. In making this calculation, any adverse items shall be offset by positive items. Such terms shall not include any items due to changes resulting from or attributable to the items set forth in clauses (a) through (f) of Section 3(d)(i) of this Agreement. In addition, for purposes of this Section 3, the results of operations of First Harrisburg on a consolidated basis for the period from October 1, 1995 through the end of the calendar month immediately preceding the Effective Date, after excluding the effects of any changes resulting from or attributable to the items set forth in clauses (a) through (f) of Section 3(d)(i) of this Agreement, shall be deemed to contain positive items to the extent such items result in a reduction of expense or an addition to income and shall be deemed to contain adverse items to the extent such items result in an addition to expense or a reduction of income. The Parties also agree that any purchase accounting adjustments related to the transactions contemplated by this Agreement shall constitute neither positive nor adverse items and shall be completely disregarded for purposes of this
Section 3.

                  (a) Organization, Good Standing, Authority, Deposit Insurance, Etc. First Harrisburg is a corporation organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of the subsidiaries of First Harrisburg, including First Federal and any subsidiary thereof (individually a "First Harrisburg Subsidiary," collectively the "First Harrisburg Subsidiaries") is an entity of the respective type set forth on Schedule 3(a) hereto, and is organized, validly existing and in good standing under the laws of the respective jurisdiction of incorporation set forth on Schedule 3(a). All subsidiaries of First Harrisburg are listed on Schedule 3(a). Each of First Harrisburg and the First Harrisburg Subsidiaries has all requisite corporate power and authority to conduct its business as it is now conducted, to own and operate its properties and assets and to lease properties used in its business. Each of First Harrisburg and First Federal has all requisite corporate power and authority to enter into this Agreement, the Merger Agreement, and all exhibits attached hereto, as applicable and, subject to obtaining any required regulatory and shareholder approvals, to perform and carry out the provisions of and all of their respective obligations under this Agreement, the Merger Agreement, and all exhibits hereto. Each of First Harrisburg and the First Harrisburg Subsidiaries is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable law, except where the failure to be so qualified and in good standing would not have a material adverse effect on the business, operations, assets or financial condition of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole. First Federal is a member in good standing of the Federal Home Loan Bank of Pittsburgh. All customer deposits held by First Federal are insured by the SAIF administered by the FDIC in accordance with the Federal Deposit Insurance Act. First Federal has paid all assessments and filed all reports required by the Federal Deposit Insurance Act.

                  (b)  Capitalization,  Investments.  As of the date hereof, the authorized capital stock of First Harrisburg consists of 10,000,000 shares of common stock, par value $.01 per share, of which 2,337,284 shares are duly issued and outstanding, fully paid and non-assessable, and 51,878 shares are held in treasury as issued but not outstanding, and 5,000,000 shares of preferred stock, par value $.01 per share, none of which are issued and outstanding. Except as set forth in Schedule 3(b) hereto and except as provided for by the Option Agreement, there are no authorized, issued or outstanding options, convertible securities, warrants or other rights to purchase or acquire any of First Federal's or First Harrisburg's capital stock from First Federal or First Harrisburg, there is no commitment of First Federal or First Harrisburg to issue the same, and other than by operation of law, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character to which First Harrisburg or First Federal is a party, which relate to the transfer or restrict the transfer of any shares of First Harrisburg's or First Federal's capital stock. Except as disclosed in Schedule 3(b) and except as set forth in the Option Agreement, to the knowledge of First Harrisburg, there are no shareholder agreements, understandings or commitments relating to the right of any shareholder to vote or dispose of shares of First Harrisburg or shares of First Federal. The authorized capital stock of each of the First Harrisburg Subsidiaries ("First Harrisburg Subsidiaries' Capital Stock") consists of the respective number of shares of capital stock, with the respective par value per share, set forth on Schedule 3(b), of which the respective number of outstanding shares set forth on Schedule 3(b) have been duly authorized, validly issued, and are fully paid and non-assessable. Except as set forth on
         Schedule 3(b), all shares of the First Harrisburg Subsidiaries' Capital Stock, which are issued and outstanding, are owned directly or indirectly by First Harrisburg. Except as set forth on Schedule 3(b), there is no authorized, issued or outstanding capital stock of any of the First Harrisburg Subsidiaries, there is no commitment of any of the First Harrisburg Subsidiaries to issue any of the same and, other than by operation of law, there are no outstanding agreements, restrictions, contracts, commitments or demands of any character which relate to the transfer or restrict the transfer of any shares of the First Harrisburg Subsidiaries' Capital Stock. No share of First Harrisburg or of a First Harrisburg Subsidiary has been issued in violation of the preemptive rights of any person.

                  (c)  Financial  Statements  and Exchange  Act  Reports.  First
         Harrisburg has furnished Harris with audited consolidated statements of financial condition for First Harrisburg and its subsidiaries as of the end of First Harrisburg's last two fiscal years, and audited consolidated statements of (i) operations, (ii) stockholders' equity, and (iii) cash flows for each of the last three fiscal years, including the notes to said audited consolidated financial statements, together with the reports of First Harrisburg's independent certified public accountants, pertaining to said audited consolidated financial statements. First Harrisburg has also furnished Harris with First Harrisburg's (i) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1995, containing unaudited statements of financial condition of First Harrisburg as of such dates and unaudited statements of operations and cash flows of First Harrisburg for the interim periods reflected therein, (ii) any Current Reports on Form 8-K filed by First Harrisburg since December 31, 1994, and (iii) all management letters from First Harrisburg's independent certified public accountants since January 1, 1992. For purposes of this Agreement, the "First Harrisburg Statement" shall mean the unaudited consolidated statements of financial condition for First Harrisburg and the First Harrisburg Subsidiaries as of September 30, 1995 (including the notes thereto). The above audited and unaudited consolidated statements of financial condition present fairly the financial condition of First Harrisburg on a consolidated basis at the dates thereof, in accordance with generally accepted accounting principles consistently applied. The above audited and unaudited consolidated statements of (i) operations, (ii) stockholders' equity, and (iii) cash flows present fairly the results of the operations of First Harrisburg on a consolidated basis for the periods indicated, in accordance with generally accepted accounting principles consistently applied. Except as and to the extent reflected or reserved against in the First Harrisburg Statement, or as otherwise disclosed pursuant to this Agreement or in First Harrisburg's 1994 Annual Report to Stockholders or as set forth in Schedule 3(c), neither First Harrisburg nor any of the First Harrisburg Subsidiaries had, at the date thereof, any material liabilities or obligations, or any other liabilities or obligations which in the aggregate would be material, secured or unsecured (whether accrued, absolute, contingent or otherwise), including, without limitation, any tax liabilities, which should be reflected in the First Harrisburg Statement in accordance with generally accepted accounting principles consistently applied. The books and records of First Harrisburg and the First Harrisburg Subsidiaries are maintained in accordance with generally accepted accounting principles consistently applied.

                  (d) Absence of Certain Developments. Since September 30, 1995, except as set forth on Schedule 3(d) hereto, there has been (i) no material adverse change in the financial condition, business or results of operations of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole, excluding changes resulting from or attributable to
         (a) any changes since such date in any federal or state law, rule or regulation, in any policy adopted by any federal or state regulatory authority or in generally accepted accounting principles that affect savings institutions or their holding companies generally, including but not limited to any special or increased assessment applicable to SAIF-insured institutions generally, provided that such assessment is not in excess of 100 basis points on the deposit base as of the applicable assessment date, (b) any changes since such date in market rates of interest, (c) reasonable expenses incurred since such date in connection with the transactions contemplated by this Agreement, (d) the payment of cash in settlement of outstanding stock options pursuant to Section 1(g) hereof, (e) reductions to net income or stockholders' equity incurred as a result of fully funding each of the benefit plans or agreements set forth in Schedule 3(q) attached hereto, provided, however, that the additional amount needed to effect such full funding does not exceed $922,579 in the aggregate, of which $461,860 has been accrued as of September 30, 1995 or (f) reductions to net income or stockholders' equity incurred as a result of actions taken at the request or with the written consent of Harris ("Material Adverse Change"); (ii) no declaration, setting aside or payment of any dividend or other distribution with respect to the stock of First Harrisburg or a First Harrisburg Subsidiary other than the 10% stock dividend payable on November 15, 1995 and cash dividends, the timing of which are consistent with those declared and paid in the prior fiscal year and the amounts of which are consistent with the cash dividend payable on November 15, 1995; (iii) no material loss, destruction, or damage to the properties of First Harrisburg or any of the First Harrisburg Subsidiaries, which loss, destruction, or damage is not adequately covered by insurance; (iv) no agreement, contract or commitment entered into or agreed to be entered into except for those in the ordinary course of business and except for this Agreement, the Merger Agreement, and the Option Agreement; (v) no amendment or termination of any material contract, lease, license, or other agreement to which First Harrisburg or any of the First Harrisburg Subsidiaries is a party except in the ordinary course of business; and (vi) no change in any of the accounting methods or practices or revaluation of any of the assets of First Harrisburg or the First Harrisburg Subsidiaries, except as required by changes in generally accepted accounting principles, or applicable laws, rules or regulations. Since such date, each of First Harrisburg and the First Harrisburg Subsidiaries has conducted its business only in the ordinary course and is in compliance in all material respects with all laws which govern the ownership of its property and the conduct of its business.

                  (e) Taxes. First Federal is a "domestic building and loan association" as defined in Section 7701(a)(19) of the Code. Except as set forth on Schedule 3(e) hereto, (i) each of First Harrisburg and the First Harrisburg Subsidiaries has filed all tax returns (as described below) that it is required to file and all taxes (as described below) of First Harrisburg or any of the First Harrisburg Subsidiaries to be due from First Harrisburg or any of the First Harrisburg Subsidiaries have been duly paid, other than taxes or charges which are not as yet due, delinquent or have not been finally determined, and no extensions for the time of payment have been requested; (ii) no additional
         assessments  of  tax  for  which  adequate   provisions  in  the  First
         Harrisburg Statement have not been made, have been proposed, are pending or, to the best knowledge of First Harrisburg, threatened by any governmental authority; and (iii) no waivers of statutes of limitation concerning taxes associated with either First Harrisburg or any of the First Harrisburg Subsidiaries are in effect as of the date hereof. Except as set forth on Schedule 3(e), the accruals and reserves for tax liabilities reflected in the First Harrisburg Statement are adequate for the payment of all of First Harrisburg's and the First Harrisburg Subsidiaries' respective federal, state, county, municipal, local and foreign tax liabilities, including interest and penalties, whether proposed, pending, threatened or disputed, for all periods ended on or prior to September 30, 1995, and for which First Harrisburg or any of the First Harrisburg Subsidiaries may, at said date, have been liable, other than tax liabilities with respect to property acquired after September 30, 1995, through repossession, foreclosure or purchase under similar circumstances or as a result of the transactions contemplated by this Agreement. Internal Revenue Service audits of First Harrisburg and the First Harrisburg Subsidiaries have been completed (or not commenced) through the year ended December 31, 1991, and all deficiencies, if any, resulting from completed audits have been paid. Copies of all material correspondence and documents relating to federal, state, county, municipal or local income, capital stock, franchise, or other similar taxes in respect of the five most recently completed tax years have been made available to Harris. Except as set forth on Schedule 3(e), neither First Harrisburg nor any of the First Harrisburg Subsidiaries has executed or filed with the Internal Revenue Service any agreement that is currently in effect and extends the period for assessment and collection of any federal tax.

                  The  Internal  Revenue  Service has not, to the  knowledge  of
         First Harrisburg, commenced, or given notice of its intention to commence, any examination or audit of the federal income tax returns of First Harrisburg or any First Harrisburg Subsidiary for any year subsequent to the year ended December 31, 1991. Except as disclosed on
         Schedule 3(e), the accruals and reserves reflected in the First Harrisburg Statement as of this date are adequate to cover all taxes, including interest and penalties thereon, if any, payable or accrued as a result of First Harrisburg's operations for all prior periods. For purposes of this Section 3(e), "tax returns" shall mean all federal, state, county, municipal and local tax returns, reports and declarations, including, without limitation, consolidated federal income tax returns of First Harrisburg and the First Harrisburg Subsidiaries, declarations of estimated tax and tax reports required to be filed on or before this date with respect to income, properties or operations, and "taxes" shall mean all federal, state, county, municipal, and local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

                  (f) Litigation. Except as set forth on Schedule 3(f) hereto, no material action, suit, claim, counterclaim or other litigation or proceeding, or to the best knowledge of First Harrisburg investigation, is pending, or is known by the executive officers of First Harrisburg or of any of the First Harrisburg Subsidiaries to be threatened, against First Harrisburg or any of the First Harrisburg Subsidiaries before any court or governmental or administrative agency, domestic or foreign. There are no outstanding orders, writs, injunctions, judgments, decrees, directives, consent agreements or memoranda of understanding involving First Harrisburg or any First Harrisburg subsidiary and any federal regulatory agency, state or local court or governmental authority or arbitration tribunal that could materially and adversely affect the condition, financial or otherwise, assets, liabilities, business or operations of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole or that in any manner restrict the right of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole to conduct their business as presently conducted. Neither First Harrisburg nor any of the First Harrisburg Subsidiaries is aware of any fact or condition presently existing that might give rise to any litigation, investigation, or proceeding which, if determined adversely to First Harrisburg or any of the First Harrisburg Subsidiaries, would materially and adversely affect the condition, financial or otherwise, of the assets, liabilities, business or operations of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole.

                  (g) Brokerage. Except as set forth on Schedule 3(g) hereto, there are no claims for brokerage commissions, finder's fees or similar compensation arising out of or due to any act of First Harrisburg or any of the First Harrisburg Subsidiaries in connection with the transactions contemplated by this Agreement or based on any agreement or arrangement made by or on behalf of First Harrisburg or any of the First Harrisburg Subsidiaries.

                  (h) Properties. Except as set forth on Schedule 3(h) hereto, each of First Harrisburg and the First Harrisburg Subsidiaries has good and marketable title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real or personal property, loans and other assets reflected in the First Harrisburg Statement or acquired by it subsequent to the date thereof, except for (i) mortgages, pledges, liens, charges or encumbrances on such property or assets described or referred to, or reflected, in the First Harrisburg Statement; (ii) liens for current taxes not yet due; (iii) such imperfections of title, encumbrances and easements, if any, as are not individually or in the aggregate substantial or material in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of their properties and assets subject thereto; (iv) dispositions of such property or assets in the ordinary course of business; (v) mortgages, pledges, liens, charges or encumbrances, on assets other than real or personal property, incurred in the ordinary course of business subsequent to September 30, 1995; and (vi) liens or encumbrances on property acquired through repossession, foreclosure or purchase under similar circumstances. The structure and other improvements to real estate, furniture, fixtures and equipment reflected in the First Harrisburg Statement or acquired subsequent to the date of such statement are in good operating condition and repair (ordinary wear and tear excepted) and comply in all material respects with all applicable laws, ordinances and regulations, including, without limitation, all building codes, zoning ordinances and other similar laws. Except as set forth on Schedule 3(h), First Harrisburg and each of the First Harrisburg Subsidiaries own or have the right to use all real and personal properties and assets necessary to conduct their respective business as now conducted. Except as set forth on Schedule 3(h), each lease pursuant to which First Harrisburg or any of the First Harrisburg Subsidiaries, as lessee, leases real or personal property is valid and in effect in accordance with its respective terms, and there is not, under any of such leases, on the part of the lessee any material existing default or any event which with notice or lapse of time, or both, would constitute such a default, other than defaults which would not individually or in the aggregate have a material adverse effect on the financial condition, business, or operating results of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole. Except as set forth on
         Schedule 3(h), each of such leases is assumable by Harris or its assigns in connection with the transactions contemplated by this Agreement and without payment of any penalty or special assessment.

                  (i) Compliance  with Applicable  Laws.  Except as disclosed on
         Schedule 3(i) hereto, First Harrisburg and the First Harrisburg Subsidiaries are in compliance in all material respects with all statutes, laws, ordinances, rules, regulations, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants, franchises, licenses, and other governmental authorizations or approvals applicable to First Harrisburg and the First Harrisburg Subsidiaries or to any of their properties, and all permits, concessions, grants, franchises, licenses, certificates of authority, and other governmental authorizations and approvals necessary for the conduct of the business of First Harrisburg and the First Harrisburg Subsidiaries as presently conducted (the absence of which could have a material adverse effect on the business, prospects, operations, assets or financial condition of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole) have been duly obtained and are in full force and effect and there are no proceedings pending, or to the knowledge of First Harrisburg and the First Harrisburg Subsidiaries, threatened, which may result in the revocation, cancellation, suspension or material adverse modification of any such permits, concessions, grants, franchises, licenses, and other governmental authorizations and approvals.

                  (j) Contracts and Commitments, Etc. Each written or oral contract (other than loans to or contracts with customers incurred by First Harrisburg in the ordinary course of business) which involves aggregate payments or receipts in excess of $100,000 per year to which First Harrisburg or any of the First Harrisburg Subsidiaries is a party, or by which First Harrisburg or any of the First Harrisburg Subsidiaries is bound, including without limitation every employment contract, employment benefit plan, agreement, lease, license and other commitment to which First Harrisburg is a party or by which First Harrisburg or its properties may be bound ("Material Contracts"), is identified in Schedule 3(j) hereto. Except as disclosed on Schedule 3(j), all such Material Contracts are valid and in full force and effect, and all parties thereto have in all material respects performed all obligations required to be performed by them to date and are not in default in any material respect and no event has occurred which, with the lapse of time or notice by a third party or both could result in a default by First Harrisburg or a First Harrisburg Subsidiary under such Material Contract or under any provision of the Articles of
         Incorporation or Bylaws of First Harrisburg or any of the First Harrisburg Subsidiaries. Schedule 3(j) identifies each such Material Contract that requires the consent or approval of third parties to the execution and delivery of this Agreement or to the consummation of the transactions contemplated herein.

                  (k) Insurance. First Harrisburg and the First Harrisburg Subsidiaries have in effect and full force insurance coverage and policies with reputable insurers, which in respect of amounts, types and risks insured is customary with industry practices for the businesses conducted by First Harrisburg and the First Harrisburg Subsidiaries. No notices of cancellation have been received in connection therewith.

                  (l) No Guarantees. Except as disclosed in Schedule 3(l) hereto, neither First Harrisburg nor any of the First Harrisburg Subsidiaries is obligated as guarantor, co-signor or surety (or otherwise in a secondary liability capacity) for any obligation of any kind of any other person or entity (other than First Harrisburg or any of the First Harrisburg Subsidiaries).

                  (m) Examination Reports. Neither First Harrisburg nor any of the First Harrisburg Subsidiaries is subject to any cease and desist order, written agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions since January 1, 1993 providing for the taking of corrective measures at the request of or as mandated by federal or state governmental authorities charged with the supervision or regulation of savings and loan associations or savings and loan holding companies or engaged in the insurance of savings deposits (collectively "Thrift Regulators" and individually "Thrift Regulator"), nor has it been advised by any Thrift Regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions (of the type described above) or similar undertaking.

                  (n) Agreement, Authority, Absence of Conflicts. The execution, delivery and performance of this Agreement, the Merger Agreement, and the Option Agreement have been duly and validly authorized by the Boards of Directors of First Harrisburg and First Federal, as the case may be, and do not and, subject to obtaining all required authorizations and approvals, will not violate any of the (i) provisions of, or constitute a default under or give any person or party the right to accelerate payment or performance under any Material Contract; or (ii) the Articles of Incorporation or Bylaws of First Harrisburg or any of the First Harrisburg Subsidiaries. This Agreement and the Merger Agreement have been duly executed and delivered by First Harrisburg and constitute, assuming the due authorization, execution and delivery thereof by Harris or Harris Acquisition, as the case may be, a valid and binding obligation of First Harrisburg and First Federal, respectively, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no representation is expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Option Agreement has been duly executed and delivered by First Harrisburg and constitutes, assuming the due authorization, execution and delivery thereof by Harris, a valid and binding obligation of First Harrisburg.

                  (o) Reporting. First Harrisburg has timely filed all reports required to be filed by it pursuant to the Securities Act of 1933 and the Securities Exchange Act and the rules and regulations promulgated thereunder, and all such reports are complete and correct in all material respects.

                  (p) Full Disclosure. None of the information with respect to First Harrisburg or any of the First Harrisburg Subsidiaries which has been furnished to Harris pursuant to this Agreement or has been or will be included by First Harrisburg in the Proxy Statement, or any application to, or filing with, any regulatory agency made in connection with the transactions contemplated hereby will, at the respective time it is furnished, distributed, mailed or filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading in light of the circumstances under which they were made.

                  (q) Employee Benefit Plans. Each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that now covers any employee of First Harrisburg, its predecessors or affiliates, or any of the First Harrisburg Subsidiaries, complies in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. Neither First Harrisburg nor any of its predecessors or affiliates or any of the First Harrisburg Subsidiaries has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the
         Code) or any breach of fiduciary responsibility under Part 4 of Title I of ERISA, with respect to any such plan which prohibited transaction is likely to result in any material penalties or taxes under Section 502 of ERISA or Section 4975 of the Code, or any material liability to any participant or beneficiary of such plan. No material liability to the Pension Benefit Guaranty Corporation has been incurred by First Harrisburg with respect to itself or its predecessors or affiliates or any of the First Harrisburg Subsidiaries with respect to any such plan which is subject to Title IV of ERISA, or with respect to any "single employer plan" (as defined in Section 4001(a)(15) of ERISA) currently or formerly maintained. No such plan had an "accumulated funding deficiency" (as defined in Section 302 of ERISA) (whether or not waived) as of the last day of the end of the most recent plan year ending prior to the date hereof. The fair market value of the assets of each such plan exceeds the present value of the "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA) under each such plan as of the end of the most recent plan year, calculated on the basis of the actuarial assumptions used in the most recent actuarial valuation for each such plan. No notice of a "reportable event" (as defined in
         Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived has been required to be filed for any of such plans within the 12-month period ending on the date hereof. Neither First Harrisburg, its predecessors or affiliates nor any of the First Harrisburg Subsidiaries has provided, or is required to provide, security to any of such plans pursuant to Section 401(a)(29) of the Code. First Harrisburg, its predecessors and affiliates and each of the First Harrisburg Subsidiaries have contributed to no "multiemployer plan," as defined in Section 3(37) of ERISA, on or after September 26, 1980 except as set forth on Schedule 3(q). First Harrisburg, its predecessors and affiliates and each of the First Harrisburg Subsidiaries have no obligation for retiree health and life benefits under any benefit plan, contract or arrangement except as set forth on
         Schedule 3(q) hereto. First Harrisburg, its predecessors and affiliates and each of the First Harrisburg Subsidiaries have no obligation for any post retirement benefits under any plan, contract or arrangement, except as set forth on Schedule 3(q) hereto. To the best knowledge of First Harrisburg, all actuarial valuations and other documents and information concerning benefit plans delivered or made available in connection with this Agreement are true and correct as of the date(s) shown thereon, and all actuarial methods and assumptions are appropriate for such plans, and are consistent with the methods and assumptions permitted by the Code and ERISA. Except as set forth on
         Schedule 3(q), all such plans are funded to such level as would permit termination without further funding such that, upon termination, the assets of each such plan would then be sufficient to pay all vested accrued benefits thereunder, and there would be no employer liability under Title IV of ERISA. Since 1990, there has been no audit of any benefit plan of First Harrisburg or of any First Harrisburg Subsidiary by the Department of Labor, the IRS or the Pension Benefit Guarantee Corporation.

                  (r) Labor Matters. Neither First Harrisburg nor any First Harrisburg Subsidiary is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is First Harrisburg or any First Harrisburg Subsidiary the subject of a proceeding asserting that First Harrisburg or any First Harrisburg Subsidiary has committed an unfair labor practice or seeking to compel First Harrisburg or such First Harrisburg Subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving First Harrisburg or any First Harrisburg Subsidiary pending, or, to the best knowledge of First Harrisburg, threatened, that might have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or operations of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole. Except as set forth on Schedule 3(r) hereto, neither First Harrisburg nor any First Harrisburg Subsidiary is subject to or a party in any complaint or action before the Pennsylvania Human Relations Commission, the Equal Employment Opportunity Commission or the Department of Labor.

                  (s) Environmental Matters. For purposes of this paragraph (s), the following terms shall have the indicated meaning:

                           "Environmental Law" means any federal, state or local
                  law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances. The term Environmental Law includes without limitation (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.1251, et seq.,; the Toxic Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.11001, et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq.; and all comparable state and local laws, and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligation for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Substance.

                           "Hazardous  Substance" means any substance  presently
                  listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous or otherwise regulated under any Environmental Law, whether by type or by quantity, including any matter containing any such substance as a component. Hazardous Substances include without limitation petroleum or any derivative or by-product thereof, asbestos, radioactive matter, and polychlorinated biphenyls.

                           "First Harrisburg Loan Portfolio Properties and Other
                  Properties Owned" means those properties serving as collateral for loans in First Harrisburg's loan portfolio, or properties currently owned or operated by First Harrisburg or any First Harrisburg Subsidiary (including, without limitation, in a fiduciary capacity).

                  Except as set forth on Schedule 3(s) hereto:

                            (1) Neither First Harrisburg nor any First Harrisburg Subsidiary is in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole;

                           (2) To the best knowledge of First  Harrisburg,  none
                  of the First Harrisburg Loan Portfolio Properties and Other Properties Owned are in violation of or liable under any Environmental Law, except any such violations or liabilities which singly or in the aggregate would not have a material adverse effect on the business, operations, assets or financial condition of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole;

                            (3) To the best knowledge of First Harrisburg,  none
                  of the First Harrisburg Loan Portfolio Properties and Other Properties Owned have Hazardous Substances on or in them; and

                           (4) There are no actions,  suits,  demands,  notices,
                  claims, investigations or proceedings pending or, to the best knowledge of First Harrisburg, threatened relating to the liability of First Harrisburg or any First Harrisburg Subsidiary in connection with any property that previously served as collateral for a loan or was previously owned or leased or that relates to the First Harrisburg Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a material adverse effect on the business, operations, assets, prospects or financial condition of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole.

                  (t) Proceedings. As of the date of this Agreement, there is no pending or, to the best knowledge of First Harrisburg or First Federal, threatened, legal or governmental proceeding against First Harrisburg or any First Harrisburg Subsidiary, and First Harrisburg and First Federal are not aware of any fact or circumstance which would adversely affect First Harrisburg's or First Federal's ability to obtain any of the required regulatory approvals or satisfy any of the other conditions required to be satisfied in order to consummate the transactions contemplated by this Agreement.

                  (u) Undisclosed Liabilities. Since September 30, 1995, neither First Harrisburg nor any First Harrisburg Subsidiary has incurred any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature, except liabilities or obligations incurred in the ordinary course of business or which would not have a material adverse effect on the financial condition, business, prospects or operating results of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole.

                  (v) Financial Institutions Bond. Since January 1, 1994, First Harrisburg and the First Harrisburg Subsidiaries have continuously maintained in full force and effect a financial institutions bond insuring against acts of dishonesty by each of its employees. Except as disclosed on Schedule 3(v) hereto, no claim has been made under any such bond since January 1, 1994, and First Federal is unaware of any fact or condition presently existing which might form the basis of a claim under any such bond. First Federal has no reason to believe that its present financial institutions bond will not be renewed by its carrier on substantially the same basis and terms (other than an immaterial premium rate increase) as those now in effect.

                  (w) Repurchase Agreements. With respect to any agreement pursuant to which First Harrisburg or any First Harrisburg Subsidiary has purchased securities subject to an agreement to resell, First Harrisburg or the First Harrisburg Subsidiary has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby. Except as disclosed on Schedule 3(w) which identifies location and type of securities, First Harrisburg maintains physical possession of purchased securities that are subject to an agreement to resell.

                  (x) Assumability of Leases and Contracts. Except as disclosed on Schedule 3(x) hereto, all Material Contracts are assumable and assignable and do not contain any term or provision that would accelerate or increase payments that would otherwise be due by First Harrisburg or the First Harrisburg Subsidiary to such person or entity or change or modify the provisions or terms of such contract by reason of this Agreement or the transactions contemplated hereby.

                  (y) Loans. Except as disclosed on Schedule 3(y) hereto, the loans reflected as assets on the First Harrisburg Statement, or acquired since that date, are, in all material respects, the legal, valid and binding obligations of the respective obligors named therein, enforceable in accordance with their terms, subject to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans, and the collateral and other security therefor, and the documentation for and administration of the same, satisfy in all material respects the rules, regulations or directives of the OTS, FDIC, or other applicable governmental authorities and are in accordance with their terms in all material respects.

                  (z) Loan Portfolio. Except as disclosed on Schedule 3(z) hereto, all evidences of indebtedness reflected as assets of First Harrisburg or any First Harrisburg Subsidiary in the First Harrisburg Statement are in all material respects binding obligations of the respective primary obligors associated therewith, and no material amount thereof is subject to any defenses known to First Harrisburg or any First Harrisburg Subsidiary which may be asserted against First Harrisburg or any First Harrisburg Subsidiary. Except as set forth in
         Schedule 3(z), First Harrisburg has delivered to Harris a true and correct list and brief description of all real property (other than personal residences) in which First Harrisburg or any First Harrisburg Subsidiary has an interest as creditor or mortgagee securing an amount or amounts greater than $250,000 to one borrower, or a series of related borrowers. Except as set forth in such list (i) there are no outstanding loans held by First Harrisburg with an unpaid balance of $25,000 or more on which a default has occurred and (ii) First Federal has no loans reflected as assets in such financial statements which have principal balances in excess of $20,000 except for fullysecured mortgage loans. For purposes hereof, "default" shall include but not be limited to a failure of an obligor to make payments with respect to any loans for 60 days or more past the due date for such payment.

                  (aa) Trademarks, Trade Names. First Harrisburg owns, or has the right to use, all trademarks, trade names and copyrights used in or necessary for the ordinary conduct of its existing business as heretofore conducted, and the consummation of the transactions contemplated hereby will not alter or impair any such rights. Except as set forth in Schedule 3(aa), no claims are pending for the use of any trademarks, trade names or copyrights or challenging or questioning the validity or effectiveness of any license or agreement relating to the same nor is there any valid basis for any such claim, challenge or question, and, to the best knowledge of First Harrisburg, the use of such trademarks, trade names and copyrights by First Harrisburg or any First Harrisburg Subsidiary does not infringe on the rights of any person.

                  (bb) Accuracy of Representations. Until Closing, First Harrisburg will promptly notify Harris if any of the representations contained in this Section 3 ceases to be true and correct subsequent to the date hereof.

                  (cc) Absence of Questionable Payments. From and after July 1, 1991, First Harrisburg has not, nor, to the best knowledge of First Harrisburg, has any director, officer, agent, employee, consultant or other person associated with, or acting on behalf of, First Harrisburg,
         (i) used any First Harrisburg or First Harrisburg Subsidiary corporate funds for unlawful contributions, gifts, entertainment or unlawful expenses relating to political activity; or (ii) made any direct or indirect unlawful payments to governmental officials from any First Harrisburg corporate funds, or established or maintained any unlawful or unrecorded accounts with funds received from First Harrisburg or any First Harrisburg Subsidiary.

                  (dd) Powers of  Attorney,  Guarantees.  Except as set forth on
         Schedule 3(dd), neither First Harrisburg nor any First Harrisburg Subsidiary has any power of attorney outstanding, or any obligation or liability, either actual, accruing or contingent, as guarantor, surety, cosigner, endorser, comaker or indemnitor in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except for letters of credit issued in the ordinary course of business which are listed on Schedule 3(dd).

                  (ee) Mortgage Banking Operations and Activities. Except as set forth in Schedule 3(ee) hereto:

         (1) Avstar Mortgage Corporation (or "Mortgage Bank") (i) has all certifications, authorizations, licenses, permits and other approvals ("Licenses") necessary to conduct its current mortgage banking business and is in compliance therewith in all material respects, (ii) is in compliance in all material respects with all applicable investor requirements, federal and state statutes and regulations and with the underwriting and servicing guidelines of the Federal Home Loan Mortgage Corporation ("FHLMC"), and the Federal National Mortgage Association ("FNMA"), the Department of Veteran's Affairs ("VA") and the Federal Housing Administration ("FHA"), including but not limited to those statutes, regulations and guidelines governing the origination, recordation or servicing of mortgage loans closed, originated or serviced by Avstar Mortgage Corporation ("Mortgage Loans"), the obtaining of appropriate loan documentation and insurance policies, the calculation of interest rate adjustments, the maintenance of escrow accounts and filing of all documents required by the Internal Revenue Code of 1986, as amended, (iii) is in compliance in all material respects with all mortgage servicing agreements to which it is currently a party (true and complete copies of which First Harrisburg previously made available to Harris), and such agreements are valid and binding obligations of Avstar Mortgage Corporation, are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), and (iv) is in compliance in all material respects with all FHA insurance certificates, VA guaranty certificates or policies of private mortgage insurance covering the loans in its loan portfolio or loan servicing portfolio, in each case except where the failure to do so would not have a material adverse effect on the business, financial condition or results of operations of First Harrisburg or the First Harrisburg Subsidiaries taken as a whole. Except as set forth in Schedule 3(ee), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will affect the validity of any License currently possessed by Avstar Mortgage Corporation, constitute a default (or an event which with the passage of time or the giving of notice or both would constitute a default) under any mortgage servicing agreement to which Avstar Mortgage Corporation is currently a party, or result in any such mortgage servicing agreement being terminable by any party thereto, in each case except where such invalidity, default or termination would not have a material adverse effect on the business, financial condition or results of operations of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole.

         (2)      All  of  the  servicing   rights  owned  by  Avstar   Mortgage
                  Corporation are owned free and clear of any lien, pledge, security interest, claim, restriction or encumbrance.

         (3) Mortgage Bank is not a party to (i) any agreement or arrangement with any person to repurchase from any such person any Mortgage Loan, mortgaged property serviced for others, mortgage loans sold by Mortgage Bank with servicing released ("Servicing Released Loans") or any mortgage loan and/or the servicing rights related thereto which were sold by Mortgage Bank ("Previously Disposed Loans") or (ii) any agreement, arrangement or understanding to reimburse, indemnify or hold harmless any person or otherwise assume any liability with respect to any loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan, mortgaged property, Servicing Released Loans, or Previously Disposed Loans except insofar as (a) such recourse is based upon a breach by Mortgage Bank of a customary representation, warranty or undertaking, or (b) Mortgage Bank incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement. For purposes of this Agreement, the term "Recourse Loan" means any Mortgage Loan, mortgaged property, Servicing Released Loan or Previously Disposed Loan with respect to which Mortgage Bank bears the risk of loss as described in the preceding sentence.

         (4) Investor Commitments. First Harrisburg has previously provided to Harris complete and correct copies of all commitments to purchase Mortgage Loans ("Investor Commitments") in effect on the date hereof. Each Investor Commitment constitutes a valid and binding obligation of Mortgage Bank, and, to the best knowledge of First Harrisburg, all of the other Parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Each Mortgage Loan owned by Mortgage Bank and currently held for sale which is subject to an Investor Commitment is a loan eligible to be either an FHA or VA loan or sold to FNMA ("Conforming Loans") or is otherwise readily saleable in the secondary market.

         (5) Physical Damage. To the best knowledge of First Harrisburg, there exists no physical damage to any collateral for a Mortgage Loan, which physical damage is not insured against in compliance with regulations and which would have a material adverse effect on the value or marketability of any Mortgage Loan, or on the underlying collateral.

         (6) Advances. There are no pooling, participation, servicing or other agreements to which Mortgage Bank is a party which obligate it to make advances with respect to defaulted or delinquent Mortgage Loans other than as provided in FNMA or FHLMC pooling and servicing agreements.

         (7) Pool Certification. In all material respects, all pools relating to the Mortgage Loans have been certified in accordance with applicable regulations, and the securities backed by such pools have been issued on uniform documents, in accordance with the applicable investor guide without any material deviations therefrom. The principal balance outstanding and owing on the Mortgage Loans in each pool equals or exceeds the amount owing to the corresponding security holders of such pool. No event has occurred or failed to occur which would require Mortgage Bank to repurchase any Mortgage Loan from any pool, except with respect to the obligation to repurchase Conforming Loans that are in foreclosure.

         (8) Payoff Statements. All payoff and assumption statements with respect to each Mortgage Loan provided by Mortgage Bank to borrowers or their agents were, at the time they were provided, complete and adequate in all material respects.

                  (ff)  CRA   Compliance.   First  Federal  has  a  satisfactory
         Community Reinvestment Act rating.

                  (gg) Derivatives. Except as set forth in Schedule 3(gg), neither First Harrisburg nor any First Harrisburg Subsidiary owns or holds any derivatives, "caps" or "floors" in their investment portfolio in an amount of $100,000 in the aggregate.

                  (hh) Loan Loss Reserves. The loan loss reserves of First Federal are and shall remain adequate in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the OTS.

         4. ACCESS TO AND INFORMATION CONCERNING PROPERTIES, RECORDS, ETC. First Harrisburg and First Federal shall, to the extent permitted by law, give to Harris, its counsel, accountants, financial advisors and other representatives full access, at reasonable times and upon reasonable notice (so as not to interfere unreasonably with the ordinary course and conduct of business of First Harrisburg or any of the First Harrisburg Subsidiaries), throughout the period prior to the Closing, access to all of their respective properties, books, contracts, commitments and records, including, but not limited to, minute books, Charters, Articles of Incorporation and Bylaws, and shall furnish to Harris during such period all such information concerning First Harrisburg and the First Harrisburg Subsidiaries and their respective affairs as Harris may reasonably request. Without limiting the effect of the foregoing, such access shall in no event be more limited than that granted by a public company to its independent accountants in the course of their conduct of an audit of its financial statements (to the extent such access is permitted by applicable law, regulation or order). In addition, First Harrisburg and the First Harrisburg Subsidiaries shall make their respective officers available at reasonable times and upon reasonable notice to discuss with Harris' designated representatives the substance of all documents, financial statements and other information provided by First Harrisburg and the First Harrisburg Subsidiaries, and other matters as Harris shall reasonably deem pertinent to the transactions contemplated under this Agreement. All information disclosed by any party hereto or any subsidiary thereof to another party pursuant to this Section 4 shall be subject to Section 13 hereof (regarding confidential treatment of confidential or non-public information).

         5. AFFIRMATIVE COVENANTS OF HARRIS. Harris covenants and agrees that, throughout the period commencing on the date hereof and ending on the date of Closing, except for specific proposed actions or inaction as shall be consented to by First Harrisburg, which consent shall not be unreasonably withheld and shall be deemed to have been given upon the passage of ten (10) days following written notice of the proposed action or inaction by Harris to First Harrisburg unless First Harrisburg shall reasonably and in good faith object in writing to Harris within said period, Harris will for its own part:

                  (a) Conduct of Business. Conduct its business in a manner that will not adversely affect Harris' ability to obtain all necessary regulatory approvals for the transactions contemplated hereby or Harris' ability to perform its obligations under this Agreement and conduct its business in the ordinary course; provided that Harris may undertake activities which are not in the ordinary course on the condition that such activities will not result in a material adverse change in the business, operations, assets or financial condition of Harris taken as a whole;

                  (b) Preservation of Business. Use its best efforts to maintain and preserve its business;

                  (c) Insurance. Maintain in full force and effect insurance customary with industry practices for the businesses conducted by Harris;

                  (d) Laws, Rules, Etc. Comply with and perform all material obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities, except in respects not materially adverse to the business, operations, assets or financial condition of Harris or which would not materially impair the ability of Harris to consummate the transactions contemplated hereby;

                  (e) Best Efforts. Use its best efforts to assure, to the extent reasonably within its control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated hereunder and the transactions contemplated by this Agreement; and

                  (f) Notices. Notify First Harrisburg of (i) any fact or circumstance of which the executive officers of Harris have knowledge which would, absent disclosure by Harris to First Harrisburg and First Harrisburg's subsequent consent to such fact or circumstance, not permit Harris to satisfy the conditions set forth in Section 10(a)(i) of this Agreement, (ii) any material breach of any of its covenants and agreements contained herein, and (iii) any material adverse change in its financial condition, business or operating results on a consolidated basis.

                  (g) Regulatory Applications. Harris agrees to use its best efforts to file all requisite regulatory applications with respect to the transactions contemplated by this Agreement no later than December 31, 1995 and to thereafter use its best efforts to file any necessary amendments promptly. Copies of such applications and all correspondence to and from the regulatory authorities shall be promptly provided to First Harrisburg and its counsel.

         6. AFFIRMATIVE COVENANTS OF FIRST HARRISBURG AND FIRST FEDERAL. First Harrisburg and First Federal covenant and agree that, throughout the period commencing on the date hereof and ending on the date of Closing, except for specific proposed actions or inaction as shall otherwise be consented to in writing by Harris, First Harrisburg will for its own part, and it will cause the First Harrisburg Subsidiaries to:

                  (a) Conduct of Business. Conduct their businesses, including extensions of credit and mortgage banking operations, only in the ordinary course consistent with past practices and written policies, and there will be no Material Adverse Change (as defined in Section 3 hereof) in the business, operations, assets or financial condition of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole between the date hereof and the Effective Date;

                  (b) Preservation of Business. Use their best efforts to maintain and preserve their businesses and business organizations intact, including, but not limited to, maintaining goodwill and relationships with customers and others having business dealings with First Harrisburg and the First Harrisburg Subsidiaries, preserving and collecting all material claims and causes of action belonging to First Harrisburg and the First Harrisburg Subsidiaries, and maintaining their books of account and other records;

                  (c) Properties. Maintain and keep their properties, both real property and tangible personal property, in as good repair and condition in all material respects as they presently exist, except for depreciation due to ordinary wear and tear and damage due to unavoidable casualty;

                  (d)   Insurance.   Maintain  in  full  force  and  effect  all
         insurances   customary  with  industry  practices  for  the  businesses conducted by First Harrisburg and the First Harrisburg Subsidiaries;

                  (e) Contracts, Etc. Perform all its material obligations under agreements, contracts, leases, documents and instruments relating to or affecting their assets, properties and businesses;

                  (f)      Financial Statements.  Furnish to Harris:

                           (i) As soon as  practicable  and in any event  within
                  forty-five (45) days after the end of each of the first three quarters in each fiscal year, consolidated statements of operations of First Harrisburg and the First Harrisburg Subsidiaries for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated balance sheet of First Harrisburg and the First Harrisburg Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;

                           (ii) Within ninety days of the end of the period being audited, copies of all audit reports submitted to First Harrisburg by independent auditors in connection with each annual, interim or special audit of the books of First Harrisburg and the First Harrisburg Subsidiaries made by such accountants;

                           (iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its shareholders and of such regular and periodic reports as First Harrisburg or the First Harrisburg Subsidiaries may file with the SEC, the OTS, or any other regulatory authority;

                           (iv) Promptly upon any executive officer of First Harrisburg obtaining knowledge of any condition or event which would constitute a material violation of the terms and conditions of this Agreement or the Merger Agreement or which would constitute a material default under any material indenture, mortgage, agreement or other instrument securing or relating to any indebtedness of First Harrisburg or the First Harrisburg Subsidiaries for borrowed money, a certificate of the President of First Harrisburg, specifying the nature of such material violation or default and what action First Harrisburg has taken or is taking or proposes to take with respect thereto;

                           (v) Promptly upon becoming  aware that any person has
                  given notice to First Harrisburg or any First Harrisburg Subsidiary or taken any other action with respect to a claimed violation or default of the type referred to in subsection
                  (iv) of this Subsection (f), a written notice describing the notice given or action taken by such person, the nature of such violation or default and what action First Harrisburg has taken or is taking or proposes to take with respect thereto; and

                           (vi) With reasonable promptness, such additional financial data as Harris may reasonably request.

                  (g) Laws, Rules, Etc. Comply with and perform all material obligations and duties imposed upon it by all federal, state, county, local and municipal laws and all rules, regulations, directives, decrees, orders, and ordinances imposed by federal, state, county, local or municipal governmental authorities, including, but not by way of limitation of the above, compliance with examination reports, regulations and rulings of the OTS;

                  (h) Corporate Existence. Maintain its existence, in the case of First Harrisburg, as a corporation validly existing in good standing under the laws of the Commonwealth of Pennsylvania, and in the case of the First Harrisburg Subsidiaries, as an entity of the respective type set forth on Schedule 3(a) in good standing under the laws of the respective jurisdictions set forth on Schedule 3(a);


                  (i) Notices. Notify Harris of (i) any fact or circumstance of which the executive officers of First Harrisburg have knowledge which would, absent disclosure by First Harrisburg to Harris and Harris' subsequent consent to such fact or circumstance, not permit First Harrisburg to satisfy the conditions set forth in Section 9(a)(i) of this Agreement, (ii) any material breach of any of its covenants and agreements contained herein, and (iii) any Material Adverse Change (as defined in Section 3 hereof) in its financial condition, business, operations, assets, prospects or operating results on a consolidated basis;

                  (j) Best Efforts. Use its best efforts to assure, to the extent reasonably within its control, as soon as it is reasonably practicable, the satisfaction of the conditions to the effectiveness of the transactions contemplated by this Agreement. First Harrisburg and the First Harrisburg Subsidiaries shall cooperate with Harris and shall use their best efforts to do or cause to be done all things necessary or appropriate on their part in order to fulfill the conditions precedent set forth in this Agreement and to consummate this Agreement and the Merger Agreement. In particular, without limiting the generality of the foregoing, First Harrisburg and the First Harrisburg Subsidiaries shall:

                           (i) cooperate  with Harris in the  preparation of all
                  required   applications   for   regulatory   approval  of  the
                  transactions contemplated by this Agreement;

                           (ii) in the case of First Harrisburg,  call a special
                  or annual meeting of its shareholders and take, in good faith, all actions which are necessary or appropriate on its part in order to secure the approval and adoption of this Agreement and the Merger Agreement by its shareholders at that meeting;

                           (iii) cooperate with Harris in making the employees of First Harrisburg and the First Harrisburg Subsidiaries
                  reasonably  available  for  training  by  Harris  prior to the
                  Effective Date, to the extent such training is deemed reasonably necessary by Harris;

                           (iv) make  additions  to loan loss  reserves and make
                  loan writeoffs, writedowns and other adjustments that reasonably should be made by First Federal in light of generally accepted accounting principles, directives of governmental authorities, and all regulations, rules and directives of the FDIC and the OTS for the period until the Effective Date;

                           (v) use its best efforts to assure that the directors
                  of First Harrisburg shall have executed and delivered the Support Agreement referred to in Section 9(g) hereof and in a form acceptable to Harris;

                           (vi) execute and deliver the Investment  Agreement in
                  the form set forth in Exhibit 4 hereto; and

                           (vii) use its best efforts to assure that persons who
                  currently hold outstanding stock options of First Harrisburg agree to surrender same in accordance with the terms of this Agreement.

                  (k) Amend Corporate Documents. Amend or modify the articles of incorporation or bylaws or any other documents of First Harrisburg or the First Harrisburg Subsidiaries in a manner reasonably requested by Harris if necessary to effectuate the transactions contemplated hereby; and
                  (l) Suspend Stock and Dividend Reinvestment Plans. Suspend its Dividend Reinvestment Plan as of the date hereof and all other plans involving the issuance of First Harrisburg Common Stock (other than its stock option plans) as of the date hereof and amend or terminate the outstanding First Harrisburg stock option plans by the Effective Date.

                  (m) First Harrisburg Benefit Plans. All First Harrisburg employee benefit plans, except the directors' retirement plan, shall be terminated prior to or as of the Effective Date. For those plans subject to ERISA, benefits payable upon termination shall not be in excess of the minimum amounts required to be paid under the provisions of ERISA and the underlying plan document.

                  (n) Good Faith Cooperative Effort to Revise Structure. First Harrisburg and First Federal hereby agree to cooperate with Harris to approve any revision to this Agreement, or to the attached Exhibits, involving a structural change to the Merger and the transactions contemplated thereunder provided that such cooperation and approval does not impact upon the amount of consideration to be received by the shareholders of First Harrisburg or otherwise impact the conditions to the obligations of any of the Parties in any materially burdensome manner.

                  (o) Non-permitted Activities Divestiture. First Harrisburg, First Federal and the First Harrisburg Subsidiaries shall divest any non-permitted activity that could not be undertaken or any entity that could not be operated or owned by Harris after the Effective Date, unless the appropriate regulatory agencies permit the retention, ownership, operation and non-divestiture of such activities or entities by Harris. If the appropriate regulatory agencies permit such activities or entities to be conducted, operated or owned by Harris as of the Effective Date and only require that such activities or entities be discontinued or divested within a specified period of time following the Effective Date, then First Harrisburg, First Federal and the First Harrisburg Subsidiaries shall have no obligation to discontinue or divest such activities or entities prior to the Effective Date.

         7. NEGATIVE COVENANTS OF FIRST HARRISBURG AND FIRST FEDERAL. First Harrisburg and First Federal covenant and agree that, throughout the period commencing on the date hereof and ending on the date of Closing, except for proposed specific actions as shall otherwise be consented to in writing by Harris, they will not for their own part, nor will they cause or permit any of the First Harrisburg Subsidiaries or affiliates to:

                  (a)    Amend its charter, articles of incorporation or bylaws;

                  (b) Issue, sell or otherwise dispose of (or authorize or agree to issue, sell or dispose of) any shares of its capital stock (other than pursuant to the outstanding stock options set forth in Schedule 3(b) hereto, the Option Agreement and the 10% stock dividend payable on November 15, 1995) or any securities or documents convertible into or representing a right or option to purchase any such shares, or enter into any other agreements to issue or sell any shares of capital stock or change the presently outstanding shares of capital stock into a greater or lesser number of shares either by way of a recapitalization, reclassification, reorganization, consolidation of shares or the like, or by a stock split, stock dividend, or by way of a merger or consolidation;

                  (c)  Purchase,   redeem,   retire  or  otherwise  acquire,  or
         hypothecate, pledge or otherwise encumber, any shares of capital stock;

                  (d) Merge into, consolidate with, or be purchased or acquired by, any other corporation, entity or person (or agree to any such merger, consolidation, affiliation, purchase or acquisition), or permit (or agree to permit) any other corporation, entity or person to be merged, consolidated or affiliated with it or be purchased or acquired by it, or, except to realize upon collateral and except for purchases or sales of loans in the ordinary course of its business, acquire (or agree to acquire) all or substantially all of the assets of any other corporation, entity or person or sell or dispose (or agree to sell or dispose) all or any substantial part of its assets, in each case unless after written notice to Harris and following receipt by First Harrisburg of written advice of counsel, the First Harrisburg Board of Directors determines that the failure to take such action is likely to be deemed to constitute a breach of their fiduciary duties under applicable Pennsylvania law;

                  (e) Make, declare or pay any dividend other than regular quarterly cash dividends in an amount not to exceed $.055 per share per quarter on the First Harrisburg Common Stock or declare or make any distribution on any shares of its capital stock other than the 10% stock dividend payable on November 15, 1995;

                  (f) Enter into any employment contracts, deferred compensation arrangements, or other agreements or arrangements affecting compensation or benefits, or pay any bonus to, or increase the rate of compensation of any director, officer, employee or consultant of First Harrisburg or any First Harrisburg Subsidiary, other than bonuses and increases in the rate of compensation of employees of First Harrisburg or any First Harrisburg Subsidiary in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 in the aggregate or bonuses accrued as of the date hereof;

                  (g) Enter into or modify (except as may be required by applicable law or to effect the transactions contemplated by this Agreement) any pension, retirement, stock option, stock purchase, severance, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any current or former directors, officers or other employees;

                  (h) Except for indebtedness and contingent liabilities incurred in the ordinary course of business (e.g., deposit liabilities, Federal Home Loan Bank advances by First Federal, and non-material reverse repurchase agreements), incur any indebtedness or liability for borrowed money evidenced by notes, bonds, debentures or other similar obligations;

                  (i) Solicit or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any acquisition or purchase of all or a material portion of its assets (whether owned by it directly or owned by any First Harrisburg Subsidiary), or of a substantial equity interest in it or any business combination with it or any First Harrisburg Subsidiary, and First Harrisburg shall notify Harris immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, First Harrisburg or any First Harrisburg Subsidiary; and First Harrisburg and the First Harrisburg Subsidiaries shall not permit any officer, director, agent, advisor, or affiliate to do any of the above and shall instruct its and each First Harrisburg Subsidiary's officers, directors, agents, advisors and affiliates to comply with the above. Notwithstanding the foregoing, First Harrisburg, after written notice to Harris, may respond to unsolicited inquiries from third parties and/or engage in discussions or negotiations with third parties if, in each case, following receipt of written advice of counsel, the First Harrisburg
         Board of Directors determines that failure to respond to such unsolicited inquiries and/or engage in such discussions or negotiations is likely to be deemed to constitute a breach of their fiduciary duties under applicable Pennsylvania law;

                  (j) Except in the ordinary course of business, enter into or assume any material contract, incur any material liability or obligation, make any material commitment, acquire or dispose of any property or asset or engage in a transaction or subject any of First Harrisburg's or First Harrisburg Subsidiaries' properties or assets to any material lien, claim, charge, or encumbrance of any kind whatsoever;

                  (k) Take or permit to be taken any action which would constitute a breach of any representation, warranty or covenant set forth in this Agreement;

                  (l) Enter into any related party transaction except such related party transactions relating to extensions of credit made in accordance with applicable laws, regulations and rules and in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable arm's length transactions with other persons that do not involve more than the normal risk of collectibility or present other unfavorable features;

                  (m) Sell or otherwise dispose of any capital stock of any First Harrisburg Subsidiary;

                  (n) Change any method, practice or principle of accounting except as may be required by generally accepted accounting principles or any applicable regulator;

                  (o) Waive, release, grant or transfer any rights of value or modify or change in any material respect any existing agreement to which First Harrisburg or any First Harrisburg Subsidiary is a party, other than the ordinary course of business, consistent with past practice;

                  (p) Make any loan or other credit facility commitment in excess of $250,000 (including without limitation, lines of credit and letters of credit) to any affiliate other than Avstar Mortgage Corporation in the ordinary course of business or compromise, expend, renew or modify any such commitment outstanding;

                  (q) Except consistent with past practice, enter into, renew, extend or modify any other transaction with any affiliate;

                  (r) Enter into any swap or similar commitment, agreement or arrangement which is not consistent with past practice and which increases the credit or interest rate risk over the levels existing at September 30, 1995;

                  (s) Enter into any derivative, cap or floor or similar commitment, agreement or arrangement, except in the ordinary course of business and consistent with past practices;

                  (t) Knowingly take any action that would, under any statute, regulation or administrative practice of the Federal Reserve, the FDIC, the Department of Banking, the SEC, or the OTS, materially or adversely affect the ability of either party to obtain any required approvals for consummation of the transaction;

                  (u) Sell, transfer, lease or encumber any servicing rights or other assets except for mortgage loans and related servicing rights in the ordinary course of business, which ordinary course of business shall not include, however, the present servicing portfolio on closed loans maintained by First Harrisburg and the First Harrisburg Subsidiaries, or purchase any assets except for mortgage loans and servicing rights related thereto from third party mortgage loan originators with respect to which Mortgage Bank is a party to an existing contract;

                  (v) Materially alter or vary its methods or policies of (i) underwriting, pricing, originating, warehousing, selling and servicing, or buying or selling rights to service mortgage loans, (ii) hedging (which term includes both buying futures and forward commitments from financial institutions) its mortgage loan positions or commitments, and
         (iii) obtaining financing and credit;

                  (w) Incur any debt other than debt incurred to fund or purchase mortgage loans from First Harrisburg or a First Harrisburg Subsidiary;

                  (x) Directly or indirectly agree to take any of the foregoing actions specified in subsections (a) through (w) above.

         8. CONDITIONS TO THE OBLIGATIONS OF HARRIS, HARRIS ACQUISITION, FIRST HARRISBURG, AND FIRST FEDERAL. The Closing shall be expressly conditioned upon the following:

                  (a) Approval of Shareholders. Approval and adoption of this Agreement and the transactions and agreements contemplated hereby by a vote of the shareholders of First Harrisburg, as required by applicable law and by First Harrisburg's Articles of Incorporation, shall have been obtained and certified. Approval and adoption of this Agreement and the transactions and agreements contemplated hereby by a vote of the shareholders of Harris, as required by applicable law and by the Harris Articles of Incorporation, shall have been obtained and certified;

                  (b) Approval of Regulatory Agencies. All required consents and approvals of all regulatory agencies and other authorities having jurisdiction over the transactions contemplated by this Agreement, the Merger Agreement, the First Harrisburg Plan of Liquidation and the First Federal Merger, including without limitation the SEC, OTS,
         Department of Banking, FDIC and Federal Reserve, shall have been granted and obtained, without the imposition of any non-standard term or condition which would materially impair the value of First Harrisburg and the First Harrisburg Subsidiaries to Harris or otherwise impact Harris in a materially adverse way and all applicable notice and waiting periods shall have expired or passed;

                  (c) Dissenters' Rights. Holders of no more than twenty percent (20%) of outstanding shares of First Harrisburg shall have exercised their statutory appraisal or dissenters' rights;

                  (d) Antitrust Laws. The pre-merger  notification provisions of
         Section 7A of the Clayton Act shall have been complied with by the Parties hereto, and no other statutory or regulatory requirements with respect to the Clayton Act shall be applicable;

                  (e) Suits, Actions. No party hereto shall be subject to any action, suit, proceeding, order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement;

                  (f) Statutes, Orders. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental authority which prohibits or makes illegal the consummation of the transactions contemplated by this Agreement; and

                  (g) Other Requirements. All other requirements prescribed by law which are necessary to the consummation of the transactions contemplated by this Agreement shall have been satisfied.

         9. CONDITIONS TO THE OBLIGATIONS OF HARRIS AND HARRIS ACQUISITION. Consummation by Harris and Harris Acquisition of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of Harris and Harris Acquisition.

                  (a)      Representations, Warranties and Covenants.

                           (i) The representations and warranties of First Harrisburg (both on its own behalf and on behalf of the First Harrisburg Subsidiaries) contained herein (A) shall have been true and correct in all material respects on the date hereof, and (B) other than as disclosed by First Harrisburg to, and approved by, Harris in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing, except as otherwise provided or permitted by this Agreement and except as to any representation or warranty which specifically relates to an earlier date.

                           (ii) First Harrisburg and the First Harrisburg Subsidiaries shall have duly performed or complied in all material respects with all covenants, not otherwise waived by Harris and Harris Acquisition in writing, required by this Agreement to be performed by First Harrisburg and the First Harrisburg Subsidiaries prior to or at the Closing.

                           (iii) Harris  shall have  received a  certificate  of
                  First Harrisburg dated as of the Closing, signed by the President and the Chief Financial Officer of First Harrisburg, certifying in such detail as Harris may reasonably request the fulfillment of the conditions set forth in Sections 9(a)(i) and (ii) above.

                  (b) Opinion of Special Counsel. All proceedings and legal details incident to this Agreement shall be satisfactory to Shumaker Williams, P.C. as special counsel for Harris and Harris Acquisition, and Harris shall have received an opinion reasonably satisfactory to it from Elias, Matz, Tiernan & Herrick L.L.P. as special counsel for First Harrisburg and First Federal, dated as of the date of the Closing and addressed to Harris, to the effect that:

                           (i) First  Harrisburg is a corporation  organized and
                  validly existing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to execute, deliver and perform all transactions contemplated by the Agreement and has the corporate power and authority to own and hold its properties and to carry on its business immediately prior to Closing as previously described in the Proxy Statement.

                           (ii) The authorized capital stock of First Harrisburg
                  consists of 10,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share, of which [the number of shares of First Harrisburg Common Stock specified in the opinion] are issued and outstanding on the Effective Date and [number specified in opinion] shares are held in treasury. Each of the outstanding shares of First Harrisburg Common Stock has been validly issued and is fully paid and non-assessable. None of such outstanding shares of First Harrisburg Common Stock have been issued in violation of any preemptive rights. To such counsel's Actual Knowledge, as defined below, no unissued shares of First Harrisburg Common Stock or any other securities of First Harrisburg are subject to any warrants, options, commitments, preemptive or other rights of any kind or nature, and First Harrisburg is not obligated to issue any additional shares of capital stock or any other securities of any kind or nature, except for [number specified in opinion] options outstanding which were granted pursuant to stock option plans of First Harrisburg and First Federal and except pursuant to the Option Agreement.

                           (iii) First Federal is an entity of the type set forth on Schedule 3(a) hereto, and is organized and validly existing under the laws of the jurisdiction set forth on said
                  Schedule  3(a).  First  Federal  has the  corporate  power and authority to execute, deliver and perform all transactions contemplated by the Agreement. First Federal has the corporate power and authority to own and hold its properties and to carry on its business immediately prior to Closing as previously described in the Proxy Statement.

                           (iv) All of the issued and outstanding  capital stock
                  of First Federal is validly issued, fully paid and non-assessable and, to such counsel's Actual Knowledge, owned directly by First Harrisburg.

                           (v) The execution, delivery and performance as of the
                  date of such opinion of all transactions contemplated by the Agreement have been duly authorized by the Boards of Directors of First Harrisburg and First Federal, and as to the Option Agreement by the Board of Directors of First Harrisburg, and do not violate any of the provisions of, or constitute a default under or give any person or party the right to accelerate payment or performance under, the articles of incorporation or bylaws of First Harrisburg or First Federal or to such counsel's Actual Knowledge any material agreement, document or instrument to which either First Harrisburg or First Federal is a party and which was either included as an exhibit to any filing made by First Harrisburg under either the Securities Act of 1933 or the Securities Exchange Act of 1934 or which is identified in Schedule 3(j) to the Agreement.

                           (vi) The Agreement (other than the Option  Agreement,
                  as to which no opinion need be rendered pursuant to this clause) has been duly authorized, executed and delivered by First Harrisburg and First Federal and constitutes a valid and binding obligation of First Harrisburg and First Federal, enforceable against First Harrisburg and First Federal in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of federal savings institutions or their holding companies, (ii) general equitable principles, and (iii) laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (vii) The Option  Agreement has been duly authorized,
                  executed and delivered by First Harrisburg.

                           (viii) To the Actual  Knowledge  of such  counsel the
                  execution, delivery and performance of the Agreement and the transactions contemplated thereunder by First Harrisburg and First Federal do not violate any provision of law, regulation, rule, order, or decree applicable to First Harrisburg or First Federal.

                           (ix) All consents and approvals of (and filings with)
                  the FDIC and the OTS required by law to have been obtained or made by First Harrisburg and First Federal in order to permit First Harrisburg and First Federal to perform their obligations under the Agreement have been obtained or made.

                           (x) To the Actual Knowledge of such counsel, there is
                  no action, suit or proceeding pending or threatened before any federal, state or local court or governmental authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by the Agreement that, if determined adversely to First Harrisburg and the First Harrisburg Subsidiaries, would have a material and adverse effect upon the condition (financial or otherwise), assets, liabilities, business or operations of First Harrisburg and the First Harrisburg Subsidiaries taken as a whole.

                           (xi) First  Federal is a member of the  Federal  Home
                  Loan Bank of Pittsburgh and the deposits of First Federal are insured by the SAIF administered by the FDIC.

                  The opinion of First Harrisburg's special counsel shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinion may be limited to present statutes, regulations, rulings, and formal agency and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislative or regulatory action, judicial decision or otherwise after such opinion is rendered. Such counsel may assume that any agreement is the valid and binding obligation of any Parties to such agreement other than First Harrisburg or First Federal. In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of First Harrisburg and First Federal and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the Business Corporation Law. With respect to matters involving the application of Pennsylvania law, such counsel may rely, to the extent it deems proper and as specified in its opinion, upon the opinion of local counsel. Such counsel may also indicate that it is expressing no opinion as to the fairness of the transactions contemplated by this Agreement or of the Merger Consideration to be received by the holders of First Harrisburg Common Stock from a financial point view or as to the business judgement of the Board of Directors of First Harrisburg and First Federal in connection with their adoption of the Agreement.

                  (c) Opinion of Local Counsel. Harris shall have received an opinion reasonably satisfactory to it from First Harrisburg's local counsel as local counsel for the First Harrisburg Subsidiaries dated as of the date of the Closing and addressed to Harris, to the effect that:

                           (i) Each of the First Harrisburg  Subsidiaries (other
                  than First Federal) is an entity of the respective type set forth on Schedule 3(a) hereto and is organized and validly existing under the laws of the respective jurisdiction set forth on said Schedule 3(a). Each of the First Harrisburg Subsidiaries has the corporate power and authority to own and hold its properties and to carry on its present business.

                           (ii) All of the issued and outstanding First Harrisburg Subsidiaries' Capital Stock is validly issued, fully paid and non-assessable and, to such counsel's Actual Knowledge, is owned directly or indirectly by First Harrisburg.

                           (iii) The execution,  delivery and  performance as of
                  the date of such opinion of all transactions contemplated by the Agreement do not violate any of the provisions of, or constitute a default under or give any person or party the right to accelerate payment or performance under, the articles of incorporation or bylaws of any of the First Harrisburg Subsidiaries or to such counsel's Actual Knowledge, any other material agreement, document or instrument to which any of the first Harrisburg Subsidiaries is a party or by which it or any of its properties or assets is bound.

                  In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the First Harrisburg Subsidiaries and certificates of public officials. Such opinion shall be governed by the Accord, and the term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord.

                  (d) Suit, Action, Etc. No suit, action or other proceeding shall be pending or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over First Harrisburg, any First Harrisburg Subsidiary, Harris or Harris Acquisition or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement and which in the reasonable and good faith judgment of the management of Harris, based upon the written advice of its counsel, is meritorious and adversely affects the prospects of such consummation.

                  (e) Accountants' Comfort Letter. Harris and Harris Acquisition shall have received "comfort" letters from First Harrisburg's independent certified public accountants dated (i) within five business days of the date of mailing of the Proxy Statement and (ii) the Effective Date, in each case substantially to the effect that:

                           (A) it is a firm of  independent  public  accountants
                  with respect to First Harrisburg and the First Harrisburg Subsidiaries within the rules and regulations of the SEC;

                           (B) in its opinion the audited consolidated financial
                  statements of First Harrisburg and the First Harrisburg Subsidiaries examined by it and included in the Proxy Statement comply as to form in all material respects with the applicable rules and regulations of the SEC; and

                           (C) on the basis of  specified  procedures  (which do
                  not constitute an examination in accordance with generally accepted auditing standards), nothing has come to its attention which causes it to believe: (i) that the consolidated financial statements, if any, of First Harrisburg included in such Proxy Statement do not comply in all material respects with the applicable accounting requirements and of the rules and regulations of the SEC and (ii) that any such unaudited consolidated financial statements of First Harrisburg from which unaudited quarterly financial information set forth in such Proxy Statement has been derived, are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited consolidated financial statements.

                  (f) Accountants' Letter. Harris and Harris Acquisition shall have received a letter dated as of the Effective Date from its independent certified public accountants to the effect that the Merger will be accounted for under the purchase method of accounting.

                  (g)  Support  Agreement.   Each  of  the  directors  of  First
         Harrisburg shall have executed and delivered to Harris a "Support Agreement" in a form that is acceptable to Harris.

                  (h) Investment Agreement. First Harrisburg shall have executed
         and   delivered  to  Harris  an  Investment   Agreement,   "the  Option
         Agreement," in the form set forth in Exhibit 4 hereto.

                  (i) Tax Ruling or Opinion. Harris shall have received at the Closing, a ruling from the Internal Revenue Service or an opinion of KPMG Peat Marwick, L.L.P., that the transactions contemplated by this Agreement, the Merger Agreement, the First Harrisburg Plan of Liquidation and the First Federal Merger will not be taxable transactions to the Parties, will qualify for treatment under Section 338 of the Internal Revenue Code of 1986, as amended, and will not have adverse tax consequences or result in adverse tax attributes to the Parties. Such ruling or opinion shall be in a form and of content reasonably satisfactory to Harris.

                  (j) Closing Documents. First Harrisburg and First Federal shall have delivered to Harris and Harris Acquisition (i) all consents and authorizations of landlords and other persons that are necessary to permit this Agreement to be consummated without violation of any lease or other agreement to which First Harrisburg or a First Harrisburg Subsidiary is a party or by which First Harrisburg or a First
         Harrisburg Subsidiary or any of their properties are bound; and (ii) such other certificates and documents as Harris and Harris Acquisition and their counsel may reasonably request (all of the foregoing certificates and other documents being herein referred to as "First Harrisburg Closing Documents").

                  (k) Outstanding Stock Options. All unexercised stock options, derivatives or other instruments of First Harrisburg that are issuable by First Harrisburg or issued and outstanding of First Harrisburg shall have been retired, redeemed, surrendered, exercised or otherwise satisfied or settled prior to the Effective Date.

                  (l) Effectiveness of Transactions. All transactions contemplated by and provided for in this Agreement, the Merger Agreement, the First Harrisburg Plan of Liquidation, and the First Federal Merger Agreement shall be imminent and there shall be no impediment existing that would materially impair the Parties' ability to effectuate same.

                  (m) Non-permitted Activities. First Harrisburg, First Federal and the other First Harrisburg Subsidiaries shall have divested of all activities or entities, that if they were to be conducted, operated or owned by Harris, would constitute a non-permitted activity or entity of Harris, unless the appropriate regulatory agencies permit the retention, ownership, operation and non-divestiture of such activities or entities by Harris as of the Effective Date. If the appropriate regulatory agencies permit such activities or entities to be conducted, operated or owned by Harris as of the Effective Date and only require that such activities or entities be discontinued or divested within a specified period of time following the Effective Date, then First Harrisburg, First Federal and the First Harrisburg Subsidiaries shall have no obligation to discontinue or divest such activities or entities prior to the Effective Date.

                  (n) Harris Fairness Opinion. Harris shall have obtained from its independent financial advisors an opinion dated within five business days of the date of the Proxy Statement for the Harris Shareholders' Meeting, stating that the Merger Consideration to be paid by Harris is fair, from a financial point of view, to Harris and its shareholders.

         10. CONDITIONS TO THE OBLIGATIONS OF FIRST HARRISBURG AND FIRST FEDERAL. Consummation by First Harrisburg and First Federal of the transactions contemplated hereby is subject to the following conditions precedent, any of which, however, may be waived, to the extent permitted by applicable law or regulation, by the consent in writing of First Harrisburg and First Federal.

                  (a)      Representations and Warranties.

                           (i) The  representations and warranties of Harris and
                  Harris Acquisition contained herein (A) shall have been true and correct in all material respects on the date hereof, and
                  (B) other than as disclosed by Harris to, and approved by, First Harrisburg and First Federal in writing prior to or at the Closing, shall be true and correct in all material respects as of the Closing, except as otherwise permitted by this Agreement and except as to any representation or warranty which specifically relates to an earlier date.

                           (ii) Harris and Harris Acquisition shall have duly performed or complied in all material respects with all covenants, not otherwise waived by First Harrisburg and First Federal in writing, required by this Agreement to be performed by Harris and Harris Acquisition prior to or at the Closing.

                           (iii) First Harrisburg shall have received a certificate of Harris dated as of the Closing, signed by the President and the Chief Financial Officer of Harris, certifying in such detail as First Harrisburg may reasonably request the fulfillment of the conditions set forth in Sections 10(a)(i) and (ii) above.

                  (b) Opinion of Counsel. All proceedings and legal details incident to this Agreement shall be satisfactory to Elias, Matz, Tiernan & Herrick L.L.P. as special counsel for First Harrisburg, and First Harrisburg shall have received an opinion reasonably satisfactory to it from Shumaker Williams, P.C. as special counsel for Harris, dated as of the date of the Closing and addressed to First Harrisburg to the effect that:


                           (i) Harris is a  Pennsylvania  state-chartered  stock
                  savings bank and is organized and validly existing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to execute, deliver and perform all transactions contemplated by this Agreement.

                           (ii) The execution,  delivery and  performance of all
                  transactions contemplated by the Agreement have been duly authorized by the Board of Directors of Harris and Harris Acquisition, and do not and will not violate any of the provisions of, or constitute a default under, or give any person or party the right to accelerate payment or performance under the Articles of Incorporation or Bylaws of Harris or Harris Acquisition, or to such counsel's Actual Knowledge, as defined below, any other material agreement, document or instrument to which Harris is a party or by which it or any of its properties or assets is bound.

                           (iii) The Agreement has been duly authorized, executed and delivered by Harris and Harris Acquisition and constitutes a valid and binding obligation of Harris and Harris Acquisition, enforceable against Harris and Harris Acquisition in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of state chartered savings banks generally or their holding companies, general equitable principles, and laws relating to the safety and soundness of insured depository institutions, and except that no opinion need be expressed as to the effect or availability of equitable remedies or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (iv) To the Actual  Knowledge  of such  counsel,  the
                  execution, delivery and performance of the Agreement and the transactions contemplated thereunder by Harris and Harris Acquisition do not violate any provision of law, regulation, rule, order or decree applicable to Harris or Harris Acquisition.

                           (v) All consents and  approvals of (and filings with)
                  all federal or state regulatory agencies or other authorities having jurisdiction over the transactions contemplated by the Agreement required by law for Harris and Harris Acquisition to have been obtained or made have been obtained or made; such opinion to express those agencies or authorities whose approvals have been obtained or accomplished.

                           (vi) To the Actual  Knowledge of such counsel,  there
                  is no action, suit or proceeding pending or threatened before any federal, state or local court or government authority or before any arbitration tribunal which seeks to modify, enjoin or prohibit or otherwise adversely and materially affect the transactions contemplated by the Agreement that, if determined adversely to Harris and Harris Acquisition, would have a material and adverse effect upon the ability of Harris and Harris Acquisition to consummate the Merger.

                  The opinion of Shumaker Williams, P.C. shall be governed by the Legal Opinion Accord ("Accord") of the American Bar Association Section of Business Law (1991). The term "Actual Knowledge" as used herein shall have the meaning set forth in the Accord. In addition, such opinion may be limited to present statutes, regulation, rulings, and formal agency and judicial interpretations and to facts as they presently exist; in rendering such opinion, such counsel need assume no obligation to revise or supplement it should the present laws be changed by legislation or regulatory action, judicial decision or otherwise, after such opinion has been rendered. Such counsel may assume that any agreement is the valid and binding obligation of any Parties to such agreement, other than Harris or Harris Acquisition. In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of Harris and Harris Acquisition and certificates of public officials. Such counsel's opinion shall be limited to matters governed by federal laws and by the laws of the Commonwealth of Pennsylvania.

                  (c) Suit, Action, Etc. No suit, action or other proceeding shall be pending or directly threatened by any federal, state or other governmental agency, commission or authority having jurisdiction or authority over First Harrisburg, any First Harrisburg Subsidiary, Harris or Harris Acquisition, or by any other person, in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement.

                  (d) Deposit into Payment Fund. On or prior to the Effective Date, Harris Acquisition shall have deposited cash into the Payment Fund in an amount sufficient to enable Harris and Harris Acquisition to satisfy their obligations to pay the Aggregate Merger Consideration under this Agreement.

                  (e) First Harrisburg Fairness Opinion. First Harrisburg shall have obtained from its independent financial advisors an opinion dated within five business days of the date of the Proxy Statement for the First Harrisburg Shareholders' Meeting stating that the Merger Consideration to be received by the holders of First Harrisburg Common Stock is fair from a financial point of view.


         11. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Effective Date, whether before or after its approval and adoption by the shareholders of First Harrisburg and Harris, only if one or more of the following events shall occur:


                  (a) By any party to the Agreement, if the Closing shall not have occurred on or before October 31, 1996, unless the failure to so consummate by such time is due to the breach of this Agreement by the Party seeking to terminate, or such later date as shall have been agreed to by the Parties hereto (the "Termination Date").

                  (b) At any time by the mutual written agreement of the Parties hereto.

                  (c) Immediately upon the expiration of thirty (30) days from the date that Harris or Harris Acquisition has given notice to First Harrisburg of First Harrisburg's or First Federal's material misrepresentation or breach of any warranty or representation or breach in any material respect, individually or collectively, of any covenant or agreement herein; provided, however, that no such termination shall take effect unless it is reasonably evident that First Harrisburg or First Federal cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the date of Closing.

                  (d) Immediately upon the expiration of thirty (30) days from the date that First Harrisburg or First Federal has given notice to Harris of Harris' or Harris Acquisition's material misrepresentation or breach of any warranty or representation or breach in any material respect, individually or collectively, of any covenant or agreement herein; provided, however, that no such termination shall take effect unless it is reasonably evident that Harris or Harris Acquisition cannot or will not fully and completely correct the grounds for termination as specified in the aforementioned notice on or before the date of Closing.

                  (e) By Harris and Harris Acquisition or First Harrisburg and First Federal, by a vote of a majority of the members of their respective Boards of Directors, if the shareholders of First Harrisburg or Harris fail to approve this Agreement.

                  (f) If any Party has been informed in writing by the OTS, the FDIC, the Banking Department, the Federal Reserve or any other required regulatory authority that a required approval or consent will not be granted and the time period for all appeals and reconsideration has expired.

         12.      EXPENSES.

                  (a) Each Party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except printing expenses which shall be shared, based on each Party's proportionate cost associated with the solicitation of each Party's respective shareholders. In the event of termination of this Agreement pursuant to Section 11, this Agreement shall thereafter become void and there shall be no liability on the part of any Party hereto or on their respective officers or directors, except as provided in Sections 12(b) and 13 hereof, and except that any such termination shall be without prejudice to the rights of any Party hereto arising out of the willful breach of any covenant or willful misrepresentation contained in this Agreement by any other Party hereto.

                  (b) In the event any Party shall willfully default in its obligations hereunder, any non-defaulting Party may pursue any remedy available at law or in equity to enforce its rights and shall be paid by the defaulting Party for all damages (except consequential damages), costs and expenses, including legal, accounting, investment banking, printing and mailing expenses, incurred or suffered by the non-defaulting Party in connection herewith or in the enforcement of its rights hereunder. Negligent misrepresentations or omissions of information that are immaterial to this Agreement shall provide no basis for terminating or rescinding this Agreement.

         13. CONFIDENTIALITY. Any non-public or confidential information disclosed by either First Harrisburg (including any First Harrisburg Subsidiary) or by Harris to the other Parties pursuant to this Agreement or as a result of the discussions and negotiations leading to this Agreement or otherwise, or to which any Party has acquired or may acquire access pursuant to which the disclosing Party indicates (either expressly, in writing or orally, or by the context of the disclosure or access) that such information is non-public or confidential shall be kept strictly confidential and shall not be used in any manner by the recipient except in connection with the transactions contemplated by this Agreement. To that end, the Parties hereto will each, to the maximum extent practicable, restrict knowledge of and access to non-public or confidential information of the other Party to its officers, directors, employees and professional advisors who are directly involved in the transactions contemplated hereby and who reasonably need to know such information. Further to that end, all non-public or confidential documents (including all copies thereof) obtained hereunder by any Party shall be returned as soon as practicable after receiving a request from the other Party following any termination of this Agreement.

         14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. Except for the provisions of Sections 1, 13 and 15 hereof, no representation, warranty or covenant of any Party contained in this Agreement, or in any exhibit, certificate or other instrument referred to in this Agreement and which is delivered or made pursuant to this Agreement (or in connection with any transaction contemplated by this Agreement) shall survive the Closing.

         15. CERTAIN POST-MERGER AGREEMENTS. The Parties hereto agree that:

                  (a)      Employees.

                           (i) Immediately prior to or as of the Effective Date,
                  First Harrisburg shall terminate all qualified employee pension, profit sharing and stock bonus plans (including its Employee Stock Ownership Plan) and all employees of First Harrisburg and the First Harrisburg Subsidiaries will, to the extent provided by the relevant plan and by law, become fully vested in and eligible to receive benefits under all such plans of First Harrisburg and the First Harrisburg Subsidiaries and such plans will be fully funded prior to termination. First Harrisburg shall distribute all vested accrued benefits as soon as reasonably practicable following such termination and shall obtain such regulatory determinations as may be appropriate to ensure the qualified status of such plans pursuant to ss.401(a) of the Code upon termination. Harris and Harris Acquisition shall have no liability under such plans.

                           (ii) Former First Harrisburg,  First Federal or First
                  Harrisburg subsidiary employees who become employed by Harris immediately following the Effective Date, shall be entitled to participate in those hospitalization, medical, life and disability benefit plans provided by Harris for its employees in accordance with the terms of those plans. Former employees of First Harrisburg or any of the First Harrisburg Subsidiaries who become employed by Harris on the Effective Date shall, to the extent permissible in accordance with the provisions of the applicable plan, insurance policies, contract and underlying law, receive service credit from their hire date for employment at First Harrisburg or the First Harrisburg Subsidiaries for purposes of eligibility to participate in the above plans provided by Harris.

                           (iii) Upon the Effective Date, former First Harrisburg or First Harrisburg Subsidiary employees who become employed by Harris will be entitled to participate, pursuant to the terms of the applicable plan, in the qualified pension, profit sharing and stock bonus plans in effect at such time for employees of Harris. Former employees of First Harrisburg and the First Harrisburg Subsidiaries who become employed by Harris on the Effective Date shall receive service credit from their hire date for employment at First Harrisburg or the First Harrisburg Subsidiaries for purposes of eligibility and vesting requirements under Harris' retirement savings plan and defined benefit pension plan and service credit from the Effective Date for purposes of benefit calculation under Harris' defined benefit pension plan.

                           (iv) Pre-existing  condition requirements for health,
                  life, disability and other benefits and any insurance waiting period will be waived only for those former First Harrisburg or First Harrisburg Subsidiary employees offered employment with Harris to the extent that Harris' benefit plans, insurance policies or programs would permit the same without a material increase in Harris' premiums or costs associated therewith.

                           (v) Nothing in this Agreement shall obligate or require Harris to hire or employ any First Harrisburg, First Federal, or First Harrisburg Subsidiary employee on or after the Effective Date.

                           (vi) As provided herein, Harris will provide or allow
                  severance payments to employees of First Harrisburg and the First Harrisburg Subsidiaries (other than employees whose severance benefits are provided for in written employment agreements) whose employment is terminated (other than for cause) on or after the Effective Date and before the expiration of six months following the Effective Date, in the amount equal to one week's pay for each year of service with First Harrisburg or a First Harrisburg Subsidiary, up to a maximum of 26 weeks. In computing such severance payments for non-exempt, full time employees, overtime and bonus are excluded. In computing such severance payments for non-exempt regular part-time employees, the weekly compensation shall be based on one-fifty-second (1/52) of the employee's total salary, excluding overtime and bonus, paid in 1995. For full time exempt employees, weekly compensation is calculated by taking 1/52 of the employee's 1995 annual salary, excluding bonus.

                  (b) Existing Employment Agreements. Harris will allow First Harrisburg to honor the termination provisions of the employment contracts with the following persons: J. Frederick Redslob and Stephen
         J. Carroll.

                  (c) Board of Directors of Harris. Upon consummation of all of the transactions contemplated by this Agreement, and subject to receipt of any required regulatory approvals, Harris will appoint Bruce S. Isaacman to its Board of Directors for a term expiring at the annual shareholders' meeting to be held in April 1997.

                  (d) Directors' Retirement Plan. Harris will honor the terms of First Federal's Non-Employee Directors' Retirement Plan. However, under no circumstances shall Harris' obligations under such Plan exceed $470,000.

                  (e) Deferred  Compensation  Agreements.  Harris will honor the terms of First Federal's Deferred Compensation Agreements with Messrs. Trewhella, Aronson, Isaacman and Kessler and Mrs. Graham and First Federal's Deferred Compensation Trust Agreement with an independent trustee dated October 16, 1992, as amended. However, under no circumstances shall Harris' obligations under such agreements exceed the amounts deferred on or prior to the Effective Date and the investment returns on such amounts deferred.

                  (f) Indemnification and Insurance. On and after the Effective Date and for a period ending six years thereafter, Harris shall indemnify, defend and hold harmless all former and then-existing directors, officers, employees and agents of First Harrisburg or of any of First Harrisburg Subsidiary against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement (with the approval of Harris, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, employee or agent of First Harrisburg or any First Harrisburg Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Date and whether asserted or claimed prior to, or at or after, the Effective Date to the same extent as such officer, director, employee or agent would be entitled to indemnification by First Harrisburg or any First Harrisburg Subsidiary as of the date hereof including the right to advancement of expenses, provided, however, that any such officer, director, employee or agent of First Harrisburg may be indemnified by Harris only to the extent permitted by applicable law and to the extent permitted by Harris' Articles of Incorporation and By-laws. In addition, Harris shall use commercially reasonable efforts to obtain and maintain a directors' and officers' liability insurance tail coverage policy with respect to the directors and officers of First Harrisburg and the First Harrisburg Subsidiaries relating to periods prior to the Effective Date and for a period ending two years thereafter.

                  (g) After approval of this Agreement, the Merger Agreement and the transactions contemplated hereby by the First Harrisburg Shareholders at the First Harrisburg Shareholders Meeting and at or immediately prior to the Effective Date, First Harrisburg and First Federal shall make reasonable writedowns, charge offs, adjustments and expense payments that Harris may reasonably request.

         16. ENTIRE AGREEMENT. This Agreement, the Merger Agreement, and all exhibits, agreements and schedules attached hereto, as well as any other document if signed by the Parties hereto and specifically providing that it is an exception to the limitations contained in this Section, embody the entire agreement among the Parties hereto with respect to the matters agreed to herein, and, except as expressly provided herein, this Agreement shall not be affected by reference to any other document except for any such document (an "Addendum") signed by the duly authorized representatives of the Parties hereto and specifically providing that it is an exception to the limitations contained in this Section 16. All prior negotiations, discussions and agreements by and among the Parties hereto with respect to matters agreed to in this Agreement, the Merger Agreement, the First Harrisburg Plan of Liquidation and the First Federal Merger or the exhibits or schedules hereto, are hereby superseded and shall have no force or effect.

         17.   PUBLICITY.   The  content  and  timing  of  all   publicity   and
announcements concerning this Agreement, and all transactions contemplated by this Agreement, shall be subject to joint consultation and approval of the Parties hereto, subject, however, to the legal obligations applicable to public companies.

         18. AMENDMENT AND WAIVER. Neither this Agreement, nor any term, covenant, condition or other provision hereof, may be amended, modified, supplemented, waived, discharged or terminated except by a document in writing signed by responsible officers and duly authorized by the respective boards of directors of the Parties hereto; provided, however, that after approval and adoption of this Agreement, the Merger Agreement and the transactions contemplated thereby by the shareholders of First Harrisburg, no amendment, modification or supplement shall reduce the amount of Merger Consideration to be delivered to shareholders of First Harrisburg as contemplated by this Agreement, except in each case to the extent that the First Harrisburg shareholders consent to such amendment, modification or supplement in accordance with applicable federal and state law.

         19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania except to the extent that federal law is controlling.

         20. COMMUNICATIONS. All notices, claims, requests, demands, consents and other communications which are required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if hand delivered, sent by recognized overnight delivery service, sent by certified or registered mail, postage prepaid, return receipt requested, or by confirmed telecopy as follows:

                  (a)      If to Harris, to:

                           Mr. William J. McLaughlin
                           President and CEO
                           HARRIS SAVINGS BANK
                           Second and Pine Streets
                           Harrisburg, Pennsylvania 17101

or to such other person or place as shall be designated to First Harrisburg in writing, and with a copy to:

                           Harris' counsel:

                           Nicholas Bybel, Jr., Esquire
                           SHUMAKER WILLIAMS, P.C.
                           3425 Simpson Ferry Road
                           Camp Hill, Pennsylvania 17011

                  (b)      If to First Harrisburg or First Federal, to:

                           Mr. Patrick J. Aritz
                           President
                           FIRST HARRISBURG BANCOR, INC.
                           234 N. 2nd Street
                           P. O. Box 1111
                           Harrisburg, Pennsylvania 17108-1111

or to such other person or place as shall be designated to Harris in writing, and with a copy to:

                           First Harrisburg's counsel

                           Gerald F. Heupel, Jr., Esquire
                           ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                           734 15th Street, N.W., 12th Floor
                           Washington, DC  20005

Any such notice or other communication so addressed shall be deemed to have been received by the addressee (i) if hand-delivered or sent by overnight delivery, on the next business day following the date so delivered or sent, (ii) if sent by registered or certified mail, five (5) business days following the date sent, or (iii) if sent by telecopy, upon verbal telephone confirmation of receipt thereof by an individual authorized to accept telecopy communications at the above-specified telecopy number as of the date of such receipt or confirmation.

         21. SUCCESSORS AND ASSIGNS. The rights and obligations of the Parties hereto shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto without the prior written consent of the other Party.

         22. HEADINGS, ETC. The headings of the Sections and Subsections of this Agreement have been inserted for convenience only and shall not be deemed to be a part of this Agreement.

         23. SEVERABILITY. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the purposes and intents of this Agreement.

         24. NO THIRD PARTY BENEFICIARY. Except as expressly provided for herein, including but not limited to Section 15 hereof, nothing in this Agreement is intended to confer upon any person who is not a Party hereto any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         25. COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each Party, or that the signatures of all persons required to bind any Party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each Party, or that the signatures of the persons required to bind any Party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the Parties hereto.

         26. FURTHER ASSURANCES. Each Party will execute and deliver such instruments and take such other actions as the other Party hereto may reasonably request in order to carry out the intent and purposes of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed, as of the date set forth above.


ATTEST:                                                      HARRIS SAVINGS BANK


By: ________________________________     By: ___________________________________
          (Authorized Officer)                       (Authorized Officer)


ATTEST:                                           HARRIS ACQUISITION CORPORATION


By: ________________________________     By: ___________________________________
          (Authorized Officer)                       (Authorized Officer)


ATTEST:                                            FIRST HARRISBURG BANCOR, INC.


By: ________________________________     By: ___________________________________
          (Authorized Officer)                       (Authorized Officer)


ATTEST:                                           FIRST FEDERAL SAVINGS AND LOAN
                                                       ASSOCIATION OF HARRISBURG


By: ________________________________     By: ___________________________________
          (Authorized Officer)                       (Authorized Officer)

                                LIST OF EXHIBITS

EXHIBIT 1                  AGREEMENT AND PLAN OF MERGER OF
                           HARRIS ACQUISITION CORPORATION WITH AND INTO
                           FIRST HARRISBURG BANCOR, INC.

EXHIBIT 2                  FIRST HARRISBURG BANCOR, INC. PLAN OF LIQUIDATION
                           AND DISSOLUTION

EXHIBIT 3 AGREEMENT AND PLAN OF MERGER OF FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HARRISBURG WITH AND INTO HARRIS SAVINGS BANK

EXHIBIT 4                  INVESTMENT AGREEMENT

                                                                       EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER
                                       of
                         HARRIS ACQUISITION CORPORATION
                                 with and into
                         FIRST HARRISBURG BANCOR, INC.


         THIS AGREEMENT AND PLAN OF MERGER is dated as of November 12, 1995, between HARRIS ACQUISITION CORPORATION ("Harris Acquisition"), a Pennsylvania corporation recently formed pursuant to the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") and the authority granted under the Pennsylvania Banking Code of 1965, as amended, for the sole purpose of effecting the Merger, as defined below, and FIRST HARRISBURG BANCOR, INC., a Pennsylvania corporation ("First Harrisburg").

                                  WITNESSETH:

         WHEREAS, Harris Acquisition and First Harrisburg are parties to an Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement") which provides, among other things, for the merger of Harris Acquisition and First Harrisburg (the "Merger");

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Reorganization Agreement, and for the purpose of stating the method, terms and conditions of the Merger, including the rights of the shareholders of First Harrisburg, and such other details and provisions as are deemed desirable, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The Merger. Subject to the terms and conditions of this Agreement and the Reorganization Agreement, on the Effective Date (which term, as used herein, is defined in Section 1(b) of the Reorganization Agreement), Harris Acquisition shall be merged with and into First Harrisburg, which shall survive the Merger (the "Surviving Corporation").

         2. Articles of Incorporation. The Articles of Incorporation of First Harrisburg as in effect immediately prior to the Effective Date shall be the Articles of Incorporation of the Surviving Corporation.

         3. Bylaws. The Bylaws of First Harrisburg as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation.

         4. Conversion of Shares. The shares of First Harrisburg common stock, $.01 par value per share (collectively the "Shares"), shall be converted in accordance with the terms set forth in Section 1(c) of the Reorganization Agreement.

         5. Surrender and Exchange of First Harrisburg Certificates. The certificates underlying the Shares shall be surrendered and exchanged for consideration in the manner set forth in Section 1(f) of the Reorganization Agreement.

         6. Board of Directors and Officers. The Directors and Officers of Harris Acquisition as in effect immediately prior to the Effective Date shall constitute the Directors and Officers of the Surviving Corporation on and immediately after the Effective Date.

         7. Dissenters' Rights of First Harrisburg Shareholders. The rights and remedies of a dissenting shareholder as set forth in Subchapter D of Chapter 15 of the BCL shall be afforded to any holder of First Harrisburg Common Stock who objects to the Merger and who takes the necessary steps to perfect the rights of a dissenting shareholder.

         8. Termination and Amendment. Notwithstanding prior approval by the shareholders of First Harrisburg, this Agreement may be modified or terminated including for the reason that the Reorganization Agreement is modified or terminated as provided for therein. In the event there is a termination after the delivery of Articles of Merger to the Pennsylvania Department of State, the parties shall execute and file with the Pennsylvania Department of State, prior to the Effective Date, a statement of termination pursuant to Section 1902 of the BCL.

         9. Agreement Conditional Upon Consummation of Reorganization Agreement. This Agreement and the transactions contemplated hereunder are conditioned upon the consummation of the Reorganization Agreement.

         10. Counterparts; Headings. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which will constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

[CORPORATE SEAL]

ATTEST:                                            FIRST HARRISBURG BANCOR, INC.



By:    -------------------------              By:  -------------------------
         (Authorized Officer)                        (Authorized Officer)






[CORPORATE SEAL]

ATTEST:                                           HARRIS ACQUISITION CORPORATION



By:    -------------------------              By:  -------------------------
         (Authorized Officer)                        (Authorized Officer)

                                                                       EXHIBIT 2


                                   (Form of)
                         FIRST HARRISBURG BANCOR, INC.
                      PLAN OF LIQUIDATION AND DISSOLUTION


         THIS PLAN OF LIQUIDATION AND DISSOLUTION is made as of this 12th day of November, 1995, by and between FIRST HARRISBURG BANCOR, INC., a Pennsylvania corporation ("First Harrisburg"), and its parent and sole shareholder, HARRIS SAVINGS BANK, a Pennsylvania stock savings bank ("Harris").

         WHEREAS, First Harrisburg and Harris desire and intend to voluntarily effectuate the complete liquidation and dissolution (including making adequate provisions for the liabilities of First Harrisburg) of First Harrisburg pursuant to Chapter 19, Subchapter F of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL") and Section 332 of the Internal Revenue Code, as amended (the "Code"), on the terms and conditions set forth herein;

         WHEREAS, Harris is the sole shareholder of First Harrisburg; and

         WHEREAS, as the sole shareholder of First Harrisburg, Harris wishes to approve, authorize and consent to the voluntary dissolution of First Harrisburg in accordance with the requirements set forth in the BCL and the provisions hereof.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

         1.       Harris hereby:

                  (a) approves, authorizes and consents to the voluntary dissolution of First Harrisburg, such dissolution to be effected in accordance with the terms and conditions of this Plan and as promptly as possible after, but conditioned upon effectiveness of, the merger (the "Merger") of Harris Acquisition Corporation, a former Pennsylvania corporation and former wholly owned subsidiary of Harris, with and into First Harrisburg;

                  (b) authorizes the officers of First Harrisburg to file on behalf of First Harrisburg and its sole shareholder a Consent of Shareholder to Dissolution, with the Commonwealth of Pennsylvania, Department of State; and

                  (c) resolves that after the payment of or other provision for the debts and other obligations of First Harrisburg, the officers of First Harrisburg shall distribute all of the remaining assets of First Harrisburg to Harris, or as otherwise directed by Harris, in complete cancellation or redemption of all of the First Harrisburg capital stock issued and outstanding, such distribution to be made as promptly as practicable after the Merger.

         2. As soon as practicable after the Merger but in no event later than thirty (30) days following the Merger, the officers and directors of First Harrisburg shall ensure that First Harrisburg:

                  (a) ceases doing business as a going concern;

                  (b) proceeds to collect its assets and conveys and disposes of such of its remaining assets not otherwise distributed in kind to Harris as the sole shareholder of First Harrisburg;

                  (c) proceeds to pay, satisfy or discharge First Harrisburg's liabilities and obligations or makes and does all other acts required to wind up the business affairs of First Harrisburg pursuant to Chapter 19 of the BCL and all other applicable law; and

                  (d) distributes to Harris, or as otherwise directed by Harris as the sole shareholder of First Harrisburg, after the satisfaction of its debts and other obligations, all of the remaining assets, surplus and properties of First Harrisburg, if any, in complete liquidation of First Harrisburg pursuant to Chapter 19 of the BCL, and all other applicable laws, within the time period specified herein and in accordance with the terms and conditions set forth herein.

         3. All appropriate, necessary and proper officers of First Harrisburg are authorized, empowered and directed to draft, execute and file all documents, forms, papers, notifications, and applications which are necessary, proper and otherwise required by law to effectuate the complete liquidation and dissolution of First Harrisburg, including but not limited to Articles of Dissolution, informational returns on U.S. Treasury Department Forms 966, 1096 and 1099L, and any final federal, state and local income tax returns for First Harrisburg as may be required and to conform with the provisions of the BCL and the Code.

         4. All appropriate, necessary and proper officers of First Harrisburg are authorized, empowered and directed to approve and adopt all resolutions, and to undertake all necessary, desirable, and proper actions for the purposes of carrying out the intent of this Plan and effectuating the complete liquidation and dissolution of the assets, and winding up of the business and affairs of First Harrisburg, including such acts as, in the opinion of counsel for Harris, may be necessary and proper to conform with the provisions of Chapter 19 of the BCL and Section 332 of the Code.

         5. This Plan contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect hereto.

         6. This Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

         7. This Plan may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

         IN WITNESS WHEREOF, this Plan has been executed by the duly authorized officers as of the day and year first above written.


[SEAL]


ATTEST:                                            FIRST HARRISBURG BANCOR, INC.


By:    -------------------------              By:  -------------------------



[SEAL]


ATTEST:                                                      HARRIS SAVINGS BANK


By:    -------------------------              By:  -------------------------

                                                                       EXHIBIT 3


                          AGREEMENT AND PLAN OF MERGER
                                       of
            FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HARRISBURG
                                 with and into
                              HARRIS SAVINGS BANK


         THIS AGREEMENT AND PLAN OF MERGER is dated as of November 12, 1995, between FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HARRISBURG, a federal savings and loan association ("First Federal") and HARRIS SAVINGS BANK, a Pennsylvania state-chartered stock savings bank ("Harris") (the "Agreement").


                              W I T N E S S E T H:


         WHEREAS, First Federal and Harris are parties to an Agreement and Plan of Reorganization dated November 12, 1995 (the "Reorganization Agreement"), which contemplates, among other things, the merger of First Federal with and into Harris;

         WHEREAS, First Harrisburg Bancor, Inc., a former Pennsylvania corporation and the former parent holding company of First Federal ("First Harrisburg") has, pursuant to the Reorganization Agreement, entered into an Agreement and Plan of Merger of Harris Acquisition Corporation with and into First Harrisburg in which Harris Acquisition Corporation, a Pennsylvania corporation and wholly owned subsidiary of Harris ("Harris Acquisition"), was merged with and into First Harrisburg (the "Merger");

         WHEREAS, First Harrisburg has, pursuant to the Reorganization Agreement, entered into the First Harrisburg Bancor, Inc. Plan of Liquidation and Dissolution pursuant to which, immediately following the Merger, First Harrisburg will be liquidated and dissolved (the "First Harrisburg Plan of Liquidation").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Reorganization Agreement and for the purpose of stating the method, terms and conditions of the merger of First Federal with and into Harris, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. The First Federal Merger. Subject to the terms and conditions of this Agreement, the Reorganization Agreement, the provisions of the Pennsylvania Business Corporation Law of 1988, as amended and the Pennsylvania Banking Code of 1965, as amended and as soon as practicable after effectiveness of the Merger and the First Harrisburg Plan of Liquidation, First Federal shall be merged with and into Harris with Harris surviving such merger (the "First Federal Merger").

         2. Articles of Incorporation. The Articles of Incorporation of Harris as in effect immediately prior to the First Federal Merger shall be the Articles of Incorporation of Harris following the First Federal Merger.

         3. Bylaws. The Bylaws of Harris as in effect immediately prior to the First Federal Merger shall be the Bylaws of Harris following the First Federal Merger.

         4. Conversion of Shares. Upon effectiveness of the First Federal Merger, all of the shares of First Federal common stock outstanding shall be immediately thereafter cancelled.

         5. Effect of First Federal Merger. Upon effectiveness of the First Federal Merger, Harris shall succeed without further act or deed, to all of the remaining property, rights, powers, duties and obligations of First Federal then remaining.

         6. Board of Directors and Officers. The directors and officers of Harris as in office immediately prior to effectiveness of the First Federal Merger shall be the directors and officers of Harris immediately after effectiveness of the First Federal Merger.

         7. Agreement Conditional Upon Consummation of Reorganization Agreement. This Agreement and the transactions contemplated hereunder are conditioned upon the consummation of the Reorganization Agreement.

         8. Further Assurances. If at any time Harris shall consider or be advised that any further assignment, conveyance or assurance is necessary or desirable to vest, perfect or confirm in Harris following effectiveness of the First Federal Merger title to any property or rights of First Federal, the proper officers and directors of First Federal immediately prior to effectiveness of the First Federal Merger shall execute and deliver on behalf of Harris any and all proper assignment, conveyance or assurance and do all things necessary or desirable to vest, perfect or confirm title to such property or rights in Harris upon effectiveness of the First Federal Merger.

         9. Shareholder Approval. This Agreement shall be approved and adopted by Harris as the sole shareholder of First Federal and by the shareholders of Harris which latter approval shall be an integral part of the approval of the Merger by the shareholders of Harris.

         10. Termination and Amendment. Notwithstanding prior approval by the shareholders of First Federal and Harris, this Agreement may be modified or terminated, including for the reason that the Reorganization Agreement is modified or terminated as provided for therein. In the event there is a termination after the delivery of Articles of Merger to the Pennsylvania Department of State, the parties shall execute and file with the Pennsylvania Department of State prior to effectiveness of the First Federal Merger, a statement of termination pursuant to the provisions of the Pennsylvania Business Corporation Law of 1988, as amended.

         11. Counterparts; Headings. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts, each of which shall constitute an original. The headings and captions contained herein are for reference purposes only and do not constitute a part hereof.

         12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

[SEAL]


ATTEST:                                           FIRST FEDERAL SAVINGS AND LOAN
                                                       ASSOCIATION OF HARRISBURG

By:    -------------------------              By:  -------------------------

[SEAL]


ATTEST:                                                      HARRIS SAVINGS BANK


By:    -------------------------              By:  -------------------------

                                                                       EXHIBIT 4

                              INVESTMENT AGREEMENT

         THIS AGREEMENT is dated as of November 12, 1995 (the "Agreement") between HARRIS SAVINGS BANK ("Harris") and FIRST HARRISBURG BANCOR, INC. (the "Corporation"),

                                  WITNESSETH:

         WHEREAS, Harris and the Corporation have, simultaneously with executing this Agreement, entered into an Agreement and Plan of Reorganization dated as of the date hereof (the "Plan"); and

         WHEREAS, as a condition to Harris' entry into the Plan and in consideration of such entry, the Corporation has agreed to issue to Harris, on the terms and conditions set forth herein, warrants entitling Harris to purchase up to an aggregate of 580,674 shares (the "Shares") of the Corporation's common stock, par value $.01 per share (the "Common Stock");

         NOW, THEREFORE, in consideration of the execution of the Plan and the agreements herein contained, Harris and the Corporation agree as follows:

         1. Concurrently with the execution of the Plan and this Agreement, the Corporation shall issue to Harris a warrant or warrants in the form of Attachment A hereto (the "Warrant", which term as used herein shall include any warrants issued upon transfer or exchange of the original Warrant or pursuant to
Section 7 of this Agreement) to purchase up to 580,674 shares of Common Stock. Each Warrant shall be exercisable at a price per Share of $11.875, subject to adjustment as therein provided (the "Exercise Price"). So long as the Warrant is outstanding and unexercised, the Corporation shall at all times maintain and reserve, free from preemptive rights, such number of authorized but unissued or treasury shares of Common Stock as may be necessary so that the Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock at the time outstanding. The Corporation represents and warrants that it has duly authorized the issuance of the Shares upon exercise of the Warrant and covenants that the Shares issued upon exercise of the Warrant shall be duly authorized, validly issued, and upon payment of the Exercise Price, fully paid and nonassessable and subject to no preemptive rights. The Warrant and the Shares are hereinafter collectively referred to, from time to time, as the "Securities".

         So long as the Warrant is owned by Harris, in no event shall Harris exercise the Warrant for a number of shares of Common Stock which, when added to the number of shares of Common Stock owned or controlled by Harris (otherwise than in a fiduciary capacity), would result in Harris owning or controlling (otherwise than in a fiduciary capacity) more than 19.9 percent of the shares of Common Stock issued and outstanding immediately after giving effect to such exercise.


         2. Subject to the terms and conditions hereof, Harris may exercise the Warrant, in whole or in part, upon: (i) a willful breach of the Plan by the Corporation which would permit termination of the Plan by Harris, provided that such breach shall not have been cured prior to an exercise of the Warrant; (ii) the failure of the Corporation's shareholders to approve the Plan at a meeting called for such purpose after the announcement by any person (other than Harris or any of its subsidiaries or affiliates) of an offer or proposal to acquire 15 percent or more of the Common Stock, or to acquire, merge or consolidate with the Corporation or First Federal Savings and Loan Association of Harrisburg (the "Association") or to purchase or acquire all or substantially all of the Corporation's assets, or all or substantially all of the Association's assets;
(iii) the acquisition by any person (other than Harris or any of its subsidiaries or affiliates) of beneficial ownership of 15 percent or more of the Common Stock, exclusive of shares of Common Stock sold directly or indirectly to such person by Harris; (iv) any person (other than Harris or any of its subsidiaries or affiliates) shall have commenced a tender or exchange offer, or shall have filed an application with an appropriate bank regulatory authority with respect to a publicly announced offer, to purchase or acquire securities of the Corporation such that, upon consummation of such offer, such person would own, control or have the right to acquire 15 percent or more of the Common Stock (before giving effect to any exercise of the Warrant); or (v) the Corporation shall have entered into an agreement or other understanding with a person (other than Harris or any of its subsidiaries or affiliates) for such person to acquire, merge or consolidate with the Corporation or to purchase or acquire all or substantially all of the Association's assets. This Agreement and Harris' right to exercise the Warrant shall terminate and be of no further effect, except as to notices of exercise given prior thereto, upon termination of the Warrant as provided in Section 7 thereof. As used in this Section 2, "person" and "beneficial ownership" shall have the same meanings conferred thereon by
Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. Notwithstanding the foregoing, the Corporation shall not be obligated to issue shares upon exercise of the Warrant
(i) in the absence of any required governmental, regulatory or stockholder approval or consent necessary for the Corporation to issue the Shares or for Harris to exercise the Warrant or prior to the expiration or termination of any waiting period required by law or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Shares. Any sale of any of the Shares by Harris, other than a registered public offering pursuant to
Section 3 hereof or a sale to a majority-owned subsidiary of Harris, shall be subject to the right of first refusal of the Corporation (or any assignee or assignees of the Corporation the identity of whom or which prior to the date thereof has been given to Harris) at a price equal to the written offer price which Harris receives from a third party (other than a majority-owned subsidiary of Harris) and intends to accept. The right of first refusal shall terminate 15 days after notice of Harris' intention to sell has been delivered to the Corporation. If an offer is made for consideration which in whole or in part consists of other than cash, the value of the non-cash portion of the consideration shall be determined by a recognized investment banking firm selected jointly by Harris and the Corporation, and such determination shall in no event be made later than the fifth day after notice of Harris' intention to sell has been delivered to the Corporation. In the event of the failure or refusal of the Corporation to purchase the Shares covered by Harris' notice to sell, Harris may, within 30 days from the date of such notice, unless additional time is needed to give notification to or to obtain approval from any governmental or regulatory authority and, if so required, within five days after the date on which the required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period with respect thereto has passed, sell all, but not less than all, of such Shares covered by such notice to such proposed transferee at no less than the price specified and on terms no more favorable to the buyer than those set forth in the notice.

         3. If, at any time after the Warrant has been exercised and on or before the Termination Date (as defined in Section 7 of the Warrant), the Corporation shall receive a written request therefor from Harris, the Corporation shall prepare, file and keep current a shelf registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the Shares, and shall use its best efforts to cause such registration statement to become effective and remain current for a period of not more than 180 days. Without the written consent of Harris, neither the Corporation nor any other holder of securities of the Corporation (other than any other holder who as of the date hereof has contractual right to do so) may include securities in such registration statement. The Corporation shall in no way be restricted from registering and selling other equity or debt securities, nor shall the Corporation be obligated to make effective more than one registration statement pursuant to this Section 3. Additionally, the Corporation shall be required to provide notice to Harris prior to filing any registration statement under the Securities Act concerning any securities of the Corporation, for its own account or for the account of others, so that Harris can elect to include information in such registration statement to permit Harris to offer the Shares for sale.

         4. If and whenever the  Corporation  is required by the  provisions  of
Section 3 hereof to effect the registration of any of the Shares under the Securities Act, the Corporation will:

                  (a) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement current for a period of not more than 180 days;

                  (b) furnish to Harris and to Harris' underwriters of the Shares being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as Harris or such underwriters may reasonably request in order to facilitate the public offering of the Shares;

                  (c) use its best efforts to register or qualify the Shares covered by such registration statement under such state securities or blue sky laws of such jurisdictions as Harris or such underwriters may reasonably request; provided that the Corporation shall not be required by virtue hereof to submit to jurisdiction or to furnish a general consent to service of process in any state;

                  (d) notify Harris, promptly after the Corporation shall receive notice thereof, of the time when such registration statement has become effective or any supplemental amendment to any prospectus forming a part of such registration statement has been filed;

                  (e) notify Harris promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                  (f) prepare and file with the SEC, promptly upon the request of Harris, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Harris and the Corporation, are required under the Securities Act or the rules and regulations promulgated thereunder in connection with the distribution of the Shares by Harris;

                  (g) prepare and promptly file with the SEC such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission if, at the time when a prospectus relating to such Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which such prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (h) advise Harris, promptly after it shall receive notice or obtain knowledge, of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (i) at the  request  of  Harris,  furnish on the date or dates provided for in the underwriting agreement: (i) an opinion or opinions of counsel to the Corporation for the purposes of such registration, addressed to the underwriters and to Harris, covering such matters as such underwriters and Harris may reasonably request and as are customarily covered by issuer's counsel at that time; and (ii) a letter or letters from the independent certified public accountants of the Corporation, addressed to the underwriters and to Harris, covering such matters as such underwriters or Harris may reasonably request, in which letters such accountants shall state (without limiting the generality of the foregoing) that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Corporation included in the registration statement or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act.

         5. With respect to the registration requested pursuant to Section 3 hereof, the Corporation shall bear the following fees, costs and expenses: All registration, filing and NASD fees, printing and engraving expenses, fees and disbursements of its counsel and accountants and all legal fees and disbursements and other expenses of the Corporation to comply with state securities or blue sky laws of any jurisdictions in which the Shares to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for Harris, underwriting discounts and commissions and transfer taxes for Harris and any other expenses incurred by Harris shall be borne by Harris.

         6.       In connection with any registration statement:

                  (a) The Corporation will indemnify and hold harmless Harris, any underwriter (as defined in the Securities Act) for Harris, and each person, if any, who controls Harris or such underwriter (within the meaning of the Securities Act) from and against any and all loss, damage, liability, cost or expense to which Harris or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Corporation will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission regarding Harris, any underwriter for Harris or the manner of offering the Shares or is made in conformity with information furnished by Harris, such underwriter or such controlling person in writing specifically for use in the preparation of such registration statement, prospectus or supplement.

         (b) Harris will indemnify and hold harmless the Corporation, any underwriter (as defined in the Securities Act), each person, if any, who controls the Corporation or such underwriter (within the meaning of the Securities Act) and each person who signed the registration statement from and against any and all loss, damage, liability, cost or expense to which the Corporation or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, damage, liability, cost or expense arises out of or is caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or arises out of or is based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission related to Harris, any underwriter for Harris or the manner of offering the Shares or was made in reliance upon and in conformity with written information furnished by Harris specifically for use in the preparation of such registration statement, prospectus or supplement.

                  (c) Promptly after receipt by an indemnified party pursuant to the provisions of subparagraph (a) or (b) of this Section 6 of any claim in writing or of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party pursuant to the provisions of said subparagraph (a) or (b), promptly notify the indemnifying party of the receipt of such claim or notice of the commencement of such action, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party hereunder. In case such action is brought against any indemnified party, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select one separate counsel to participate in the defense of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said subparagraph (a) or (b) for any legal or other expenses subsequently incurred by such indemnified party other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         (d) If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. Harris and the Corporation agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation even if the underwriters and Harris as a group were considered a single entity for such purpose.

         7. In the event that the Corporation issues any additional Shares of Common Stock after the date of this Agreement pursuant to stock dividends, splits and other issuances described in Section 5(A) of the Warrant, the Corporation shall issue additional warrants to Harris, such that, after such issuance, the number of Shares of Common Stock subject to all warrants hereunder, together with any Shares of Common Stock subject to Warrants previously issued pursuant hereto, equals 19.9 percent of the Shares of Common Stock issued and outstanding on a pro forma basis after giving effect to the exercise of the Warrant. Such additional warrants shall be identical to the Warrant.

         8. If Harris acquires Shares and, during the period ending on the later of (i) six months after the date of such acquisition or (ii) October 31, 1996, the merger contemplated by the Plan has not been consummated, then, during the thirty-day period commencing at the expiration of such period the Corporation shall have the right to repurchase all (but not less than all) of such Shares of Common Stock so acquired by Harris and held by Harris at the time of such repurchase at a price equal to the sum of (i) the greater of the current market price or the Exercise Price paid for such Shares, multiplied by (ii) the number of such Shares so acquired. For the purposes of this calculation, the "current market price" shall mean the average of the closing prices for the Common Stock for the 25 trading days immediately preceding the repurchase, as quoted on the Nasdaq National Market System.

         9. To the extent that Harris acquires Shares, and until the Corporation's rights (if any) to redeem such Shares pursuant to Section 8 of this Agreement have expired, Harris agrees to vote such Shares in accordance with the recommendation of the Board of Directors of the Corporation so long as at least a majority of such Board of Directors is the same as on the date hereof, except as to voting in connection with mergers, acquisitions, liquidations or sales or other dispositions of assets involving the Corporation or the Association, in which instance no such restrictions shall apply, provided, however, that the covenant contained in this Section 9 shall not apply to any holder other than Harris or one of its subsidiaries and affiliates.

         10. Without limiting the foregoing or any remedies available to Harris, it is specifically acknowledged that Harris would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any person subject to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed, all as of the day and year first above written.




[CORPORATE SEAL]

ATTEST:                                          FIRST HARRISBURG BANCOR, INC.


By:    -------------------------              By:  -------------------------
         (Authorized Officer)                        (Authorized Officer)





[CORPORATE SEAL]

ATTEST:                                                HARRIS SAVINGS BANK


By:    -------------------------              By:  -------------------------
         (Authorized Officer)                        (Authorized Officer)

                                                                  EXECUTION COPY
                                                                        11/12/95




                                  ATTACHMENT A


                                    WARRANT

                      to Purchase up to 580,674 Shares of
                                  Common Stock
                                       of
                         First Harrisburg Bancor, Inc.


         This is to certify that, for value received, HARRIS SAVINGS BANK ("Harris" or the "Holder") is entitled to purchase, subject to the provisions of this Warrant and of the Agreement (as hereinafter defined), from FIRST HARRISBURG BANCOR, INC. (the "Corporation"), at any time on or after the date hereof, an aggregate of up to 580,674 fully paid and nonassessable shares of common stock, par value $.01 per share (the "Common Stock") of the Corporation at a price per share equal to $11.875, subject to adjustment as herein provided (the "Exercise Price").

         1.  Exercise  of  Warrant.  Subject  to the  provisions  hereof and the limitations set forth in Section 2 of an Investment Agreement dated as of November 12, 1995 by and between Harris and the Corporation (the "Agreement") executed and delivered in connection with an Agreement and Plan of Reorganization dated as of November 12, 1995 between Harris and the Corporation (the "Plan"), this Warrant may be exercised at such times as set forth in the Agreement. This Warrant shall be exercised by presentation and surrender hereof to the Corporation at the principal office of the Corporation, accompanied by
(i) a written notice of exercise, (ii) payment to the Corporation, for the account of the Corporation, of the Exercise Price for the number of shares of Common Stock specified in such notice and (iii) a certificate of the Holder specifying the event or events which have occurred which entitle the Holder to exercise the Warrant. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds. This Warrant may not be exercised in part for less than 250,000 shares, except
(i) for an initial exercise resulting in ownership of approximately 5 percent of the outstanding shares of Common Stock after giving effect to the exercise, (ii) as limited by applicable law, regulation or regulatory order or (iii) when this Warrant becomes exercisable for less than 250,000 shares, the remaining shares for which it is then exercisable.

         Upon such presentation and surrender, the Corporation shall issue promptly (and within no later than five business days if requested by the Holder) to the Holder or its assignee, transferee or designee the shares of Common Stock to which the Holder is entitled hereunder.

         If this Warrant should be exercised in part only, the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares of Common Stock purchasable hereunder. Upon issuance of Common Stock by the Corporation, the Holder shall be deemed to be the holder of record of the shares of Common Stock so issued. The Corporation shall pay all expenses, and any and all United States federal, state and local taxes and other charges, that may be payable in connection with the preparation, issue and delivery of stock certificates pursuant to this Section 1 in the name of the Holder.

         2. Preservation of Rights of Holder. The Corporation agrees (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder or under the Agreement by the Corporation, (ii) that it will use its best efforts to take all action (including (A) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. ss.18a and the regulations promulgated thereunder and applicable to the Corporation, and (B) in the event that under the Bank Holding Company Act of 1956, the Savings and Loan Holding Company Act or the Change in Bank Control Act, prior approval of the Board of Governors of the Federal Reserve System (the "Board") and/or the Office of Thrift Supervision ("OTS") is necessary before this Warrant may be exercised, cooperating fully with the Holder in preparing any and all such applications and providing such information to the Board and/or the OTS as such agencies may require at the Holder's expense) in order to permit the Holder to exercise this Warrant and the Corporation duly and effectively to issue shares of its Common Stock hereunder, and (iii) that it will promptly take all action necessary to protect the rights of the Holder against dilution as provided herein.

         3. Fractional Shares. The Corporation shall not be required to issue fractional shares of Common Stock upon exercise of this Warrant but shall pay for such fraction of a share in cash or by certified or official bank check at the Exercise Price.

         4. Exchange, Transfer or Loss of Warrant. This Warrant is exchangeable without expense, at the option of the Holder, upon presentation and surrender hereof at the principal office of the Corporation for other Warrants of different denominations entitling the Holder to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants for which this Warrant may be exchanged. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will execute and deliver a new Warrant of like tenor and date.

         This Warrant may not be exercised except in accordance with the terms of the Agreement.

         5. Adjustment. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 5:

                           (A)(1) In case the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock (including the ten percent (10%) dividend payable in Common Stock on November 15, 1995) or shall issue shares of Common Stock pursuant to exercises of outstanding stock options, the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend, issuance or other distribution, such increase to become effective immediately after the opening of business on the day following such distribution, provided, however, that in no event shall the Warrant be exercised for more than 19.9 percent of the shares of Common Stock issued and outstanding after exercise of the Warrant.

                           (2) In case outstanding  shares of Common Stock shall
                  be subdivided into a greater number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective, provided, however, that in no event shall the Warrant be exercised for more than 19.9 percent of the shares of Common Stock issued and outstanding after exercise of the Warrant.

                           (3)  The   reclassification   of  Common  Stock  into
                  securities (other than Common Stock) and/or cash and/or other consideration shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective," as the case may be, within the meaning of clause (2) above.

                           (4) The  Corporation  may make such  increases in the
                  number of shares of Common Stock purchasable upon exercise of this Warrant, in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for federal income tax purposes to the recipients.

                  (B) Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction in which the numerator is equal to the number of shares of Common Stock purchaseable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchaseable after the adjustment; provided, however, that no adjustment shall be made to the Exercise Price in connection with or as a result of the ten percent (10%) stock dividend payable on November 15, 1995.

                  (C) For the purpose of this Section 5, the term "Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption by the Corporation.

                  (D) Whenever the number of shares for which this Warrant is exercisable is adjusted as provided in this Section 5, the Corporation shall promptly compute such adjustment and mail to the Holder a certificate, signed by a principal financial officer of the Corporation, setting forth the number of shares of Common Stock for which this Warrant is exercisable as a result of such adjustment, a brief statement of the facts requiring such adjustment and the computation thereof and when such adjustment will become effective; provided, however, that no such notice shall be required in connection with the ten percent (10%) stock dividend payable on November 15, 1995 upon payment of which the number of shares of Common Stock purchasable upon the exercise of the Warrant shall automatically, without any further action of the Holder or the Corporation, be adjusted in accordance with the provisions of Section 5(A)(1) hereof.

         6.       Rights of Holder.

                  (A) Without limiting the foregoing or any remedies available to the Holder, it is specifically acknowledged that the Holder would not have an adequate remedy at law for any breach of the provision of this Warrant and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Warrant.

                  (B) Except as provided in the third paragraph of Section I hereof, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation.

         7. Termination. This Warrant and the rights conferred hereby shall terminate on the Termination Date, which shall be the date on which occurs the earliest of (i) a willful breach of the Plan by Harris, (ii) the Effective Time of the Merger pursuant to the Plan, (iii) a valid termination of the Plan prior to the occurrence of an event described in Section 2 of the Agreement, (iv) the failure of the shareholders of the Corporation to approve the Merger by the required vote at a meeting duly called and held in accordance with the requirements of Section 1(h) of the Plan prior to the occurrence of an event described in Section 2 of the Agreement and (v) to the extent this Warrant has not previously been exercised, 12 months after the occurrence of an event described in Section 2 of the Agreement.

         8. Securities Act Representation. The Holder, by acceptance hereof, agrees that, unless the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and any other applicable securities laws for sale or other disposition by the Holder, it will deliver to the Corporation upon the exercise hereof a written representation that it is acquiring the shares of Common Stock issuable upon the exercise hereof solely for its own account and not with a view to the distribution thereof within the meaning of the Securities Act and that any certificate or certificates representing such shares may bear a legend to the effect that such shares may not be sold except pursuant to an effective registration thereunder and registration or qualification under any other applicable securities laws or exemptions therefrom. Harris hereby represents that it is acquiring the Warrant solely for its own account in order to increase the likelihood that the transactions contemplated by the Plan will be consummated and not with a view to the distribution of the Warrant within the meaning of the Securities Act. In addition, Harris acknowledges that the Warrant has not been registered under the Securities Act or any other applicable securities registration requirements.

         9. Assignment; Sale. Harris may assign this Warrant to any wholly-owned subsidiary of Harris. Harris may not, without the prior written consent of the Corporation, assign, transfer or sell this Warrant to any other person in whole or in part. In the case of any permitted sale, transfer, assignment or disposition in whole or in part of this Warrant, the Corporation shall do all things necessary to facilitate the same and the person to whom this Warrant is sold, transferred, assigned or disposed of shall agree in writing to the terms and conditions hereof. Subject to the foregoing, this Warrant shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         10. Governing Law. This Warrant shall be governed by, and interpreted in accordance with, the substantive laws of the Commonwealth of Pennsylvania.

Dated: November 12, 1995





[CORPORATE SEAL]


ATTEST:                                            FIRST HARRISBURG BANCOR, INC.



By:    -------------------------              By:  -------------------------
         (Authorized Officer)                        (Authorized Officer)